                                U.S. $121,300,000

                              AMENDED AND RESTATED
                           1994 MEIP CREDIT AGREEMENT


                                   DATED AS OF

                                  JUNE 14, 1994

                                      AMONG


                    LOEWEN MANAGEMENT INVESTMENT CORPORATION,
                       IN ITS CAPACITY AS AGENT FOR LOEWEN
                            GROUP INTERNATIONAL, INC.,

                              THE LOEWEN GROUP INC.,

                             THE BANKS LISTED HEREIN

                                       AND

                         WACHOVIA BANK OF GEORGIA, N.A.,
                                    AS AGENT

                   AS AMENDED AND RESTATED AS OF MAY 15, 1996

                                TABLE OF CONTENTS

                              AMENDED AND RESTATED
                           1994 MEIP CREDIT AGREEMENT


                                                                            PAGE

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . . . . . .22
SECTION 1.03.  REFERENCES. . . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 1.04.  USE OF DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . .22
SECTION 1.05.  TERMINOLOGY . . . . . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

SECTION 2.01.  COMMITMENTS TO LEND . . . . . . . . . . . . . . . . . . . . . .23
SECTION 2.02.  METHOD OF BORROWING . . . . . . . . . . . . . . . . . . . . . .23
SECTION 2.03.  NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
SECTION 2.04.  MATURITY OF LOANS . . . . . . . . . . . . . . . . . . . . . . .25
SECTION 2 05.  INTEREST RATES. . . . . . . . . . . . . . . . . . . . . . . . .26
SECTION 2.06.  FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 2.07.  MANDATORY REDUCTION AND TERMINATION OF COMMITMENTS. . . . . . .27
SECTION 2.08.  OPTIONAL PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . .27
SECTION 2.09.  MANDATORY PREPAYMENTS . . . . . . . . . . . . . . . . . . . . .28
SECTION 2.10.  GENERAL PROVISIONS AS TO PAYMENTS . . . . . . . . . . . . . . .28
SECTION 2.11.  COMPUTATION OF INTEREST AND FEES. . . . . . . . . . . . . . . .31

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

SECTION 3.01.  CONDITIONS TO FIRST BORROWING . . . . . . . . . . . . . . . . .31
SECTION 3.02.  CONDITIONS TO ALL BORROWINGS. . . . . . . . . . . . . . . . . .32

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

SECTION 4.01.  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . . . .33
SECTION 4.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. . .33
SECTION 4.03.  BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 4.04.  FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . .33
SECTION 4 05.  NO LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 4.06.  COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . . .34
SECTION 4.07.  COMPLIANCE WITH LAWS; PAYMENT OF TAXES. . . . . . . . . . . . .34
SECTION 4.08.  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 4.09.  INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . . .35
SECTION 4.10.  PUBLIC UTILITY HOLDING COMPANY ACT. . . . . . . . . . . . . . .35
SECTION 4.11.  OWNERSHIP OF PROPERTY; LIENS. . . . . . . . . . . . . . . . . .35
SECTION 4.12.  NO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 4.13.  FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 4.14.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . .36
SECTION 4.15.  CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 4.16.  MARGIN STOCK. . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 4.17.  INSOLVENCY. . . . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

SECTION 5.01.  INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .38
SECTION 5.02.  INSPECTION OF PROPERTY, BOOKS AND RECORDS . . . . . . . . . . .41


                                       (i)

SECTION 5.03.  INTEREST CHARGES COVERAGE . . . . . . . . . . . . . . . . . . .41
SECTION 5.04.  MINIMUM CONSOLIDATED TANGIBLE NET WORTH . . . . . . . . . . . .42
SECTION 5.05.  MINIMUM CONSOLIDATED NET WORTH. . . . . . . . . . . . . . . . .42
SECTION 5.06.  DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 5.07.  LOANS OR ADVANCES . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 5.08.  INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 5.09.  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
SECTION 5.10.  MAINTENANCE OF EXISTENCE. . . . . . . . . . . . . . . . . . . .47
SECTION 5.11.  DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . .47
SECTION 5.12.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS . . . . . . . . . .47
SECTION 5.13.  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . .48
SECTION 5.14.  COMPLIANCE WITH LAWS; PAYMENT OF TAXES. . . . . . . . . . . . .48
SECTION 5.15.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .48
SECTION 5.16.  CHANGE IN FISCAL YEAR . . . . . . . . . . . . . . . . . . . . .48
SECTION 5.17.  MAINTENANCE OF PROPERTY . . . . . . . . . . . . . . . . . . . .48
SECTION 5.18.  ENVIRONMENTAL NOTICES . . . . . . . . . . . . . . . . . . . . .48
SECTION 5.19.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . .49
SECTION 5.20.  ENVIRONMENTAL RELEASE . . . . . . . . . . . . . . . . . . . . .49
SECTION 5.21.  MORE RESTRICTIVE AGREEMENTS; LIENS; MORE FAVORABLE PRICING. . .49
SECTION 5.22.  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . .49
SECTION 5.23.  ACQUISITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 5.24   MAXIMUM CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED
               CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 5.25   MAXIMUM CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA. . . . . .50
SECTION 5.26.  INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 5.27.  COVENANTS NOT TO COMPETE. . . . . . . . . . . . . . . . . . . .51
SECTION 5.28.  PLEDGE OF STOCK AND GRANT OF SECURITY INTEREST IN
               CERTAIN ASSETS. . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 5.29.  SUBSIDIARIES' STOCK . . . . . . . . . . . . . . . . . . . . . .52
SECTION 5.30.  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 5.31.  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 5.32.  ADDITIONAL NEGATIVE PLEDGE. . . . . . . . . . . . . . . . . . .55

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56

SECTION 6.01.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .56
SECTION 6.02.  NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .60


ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

SECTION 7.01.  APPOINTMENT; POWERS AND IMMUNITIES. . . . . . . . . . . . . . .61
SECTION 7.02.  RELIANCE BY AGENT . . . . . . . . . . . . . . . . . . . . . . .61
SECTION 7.03.  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .62
SECTION 7.04.  RIGHTS OF AGENT AS A BANK . . . . . . . . . . . . . . . . . . .62
SECTION 7.05.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .62
SECTION 7.06.  CONSEQUENTIAL DAMAGES . . . . . . . . . . . . . . . . . . . . .63
SECTION 7.07.  PAYEE OF NOTE TREATED AS OWNER. . . . . . . . . . . . . . . . .63
SECTION 7.08.  NONRELIANCE ON AGENT AND OTHER BANKS. . . . . . . . . . . . . .63
SECTION 7.09.  FAILURE TO ACT. . . . . . . . . . . . . . . . . . . . . . . . .63
SECTION 7.10.  RESIGNATION OR REMOVAL OF AGENT . . . . . . . . . . . . . . . .63

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65

SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. . . .65
SECTION 8.02.  ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . . . .65
SECTION 8.03.  INCREASED COST AND REDUCED RETURN . . . . . . . . . . . . . . .66
SECTION 8.04.  BASE RATE LOANS SUBSTITUTED FOR EURO-DOLLAR LOANS . . . . . . .67
SECTION 8.05.  COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . .67
SECTION 8.06.  REPLACEMENT OF BANKS. . . . . . . . . . . . . . . . . . . . . .68


                                      (ii)

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
SECTION 9.01.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
SECTION 9.02.  NO WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . .69
SECTION 9.03.  EXPENSES; DOCUMENTARY TAXES . . . . . . . . . . . . . . . . . .69
SECTION 9.04.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .69
SECTION 9.05.  SETOFF; SHARING OF SETOFFS. . . . . . . . . . . . . . . . . . .70
SECTION 9.06.  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . .71
SECTION 9.07.  NO MARGIN STOCK COLLATERAL. . . . . . . . . . . . . . . . . . .72
SECTION 9.08.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . .72
SECTION 9.09.  CONFIDENTIALITY.. . . . . . . . . . . . . . . . . . . . . . . .74
SECTION 9.10.  REPRESENTATION BY BANKS . . . . . . . . . . . . . . . . . . . .74
SECTION 9.11.  OBLIGATIONS SEVERAL . . . . . . . . . . . . . . . . . . . . . .74
SECTION 9.12.  GEORGIA LAW . . . . . . . . . . . . . . . . . . . . . . . . . .75
SECTION 9.13.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . .75
SECTION 9.15.  INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . .75
SECTION 9.16.  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION . . . . . . . . .75
SECTION 9.17.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . .76
SECTION 9.18.  CANADIAN INTEREST PROVISIONS. . . . . . . . . . . . . . . . . .76
SECTION 9.19.  COLLATERAL TRUST AGREEMENT. . . . . . . . . . . . . . . . . . .76
SECTION 9.20.  SPECIAL PROVISION RELATING TO THIS AMENDMENT
               AND RESTATEMENT . . . . . . . . . . . . . . . . . . . . . . . .77


EXHIBIT A      Form of Note
EXHIBIT B      Form of Opinion of Counsel for the Borrower, TLGI and the other
               Guarantors
EXHIBIT C      Form of Opinion of Special Counsel for the Agent
EXHIBIT D      Form of Assignment and Acceptance
EXHIBIT E      Form of Notice of Borrowing
EXHIBIT F      Form of Compliance Certificate
EXHIBIT G      Form of Closing Certificate
EXHIBIT H      Form of Guaranty
EXHIBIT I      Form of Security Agreement

Schedule 1     Disclosure Schedule
Schedule 2     Applicable Margin Schedule
Schedule 3     Senior Obligations Schedule
Schedule 4     Pledged Shares Subject to Transfer Restrictions



                                      (iii)

                                 AMENDED AND RESTATED
                              1994 MEIP CREDIT AGREEMENT



     LOEWEN MANAGEMENT INVESTMENT CORPORATION, IN ITS CAPACITY AS AGENT FOR LOEWEN GROUP INTERNATIONAL, INC., THE LOEWEN GROUP INC., the BANKS listed on the signature pages hereof and WACHOVIA BANK OF GEORGIA, N.A., as Agent, are parties to that certain 1994 MEIP CREDIT AGREEMENT, dated as of June 14, 1994, as amended from time to time to the date hereof (the "ORIGINAL AGREEMENT"), and hereby amend and restate the Original Agreement as follows:

                                      ARTICLE I

                                     DEFINITIONS

      SECTION 1.01. DEFINITIONS. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "ACQUISITION" means any transaction, or any series of related transactions, by which TLGI or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, limited liability company, partnership or other Person, or (as applicable) any operation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership, membership interests of a limited liability company, or other ownership interests of any Person.

          "ADDITIONAL COLLATERAL" means any collateral granted to the Collateral Agent pursuant to the Collateral Trust Agreement as security for the Obligations and the other Senior Obligations described therein.

          "ADJUSTED EBITDA" shall mean at any time for the four-quarter period then most recently ended the sum of (a) EBITDA of TLGI and LGII and the other Subsidiaries for such four-quarter period determined on a consolidated basis, PLUS (b) EBITDA for such four-quarter period of all Persons acquired by TLGI, LGII or the other Subsidiaries during the six-month period ending on the last day of such four-quarter period (but only to the extent the Acquisitions of such Persons constituted Permitted Acquisitions), LESS (c) all amounts included in the foregoing clause (b) to the extent such amounts are included in the foregoing clause (a); PROVIDED that EBITDA of any such acquired Person shall be determined on the basis of actual EBITDA for such acquired Person as set forth in the financial statements of such acquired Person, which financial statements shall be (x) audited for the portion of such four-quarter period which falls within the most recently ended fiscal year of such acquired Person ended prior to the date on which such Person became a Subsidiary of TLGI, LGII or another Subsidiary and unaudited for the portion of such four-quarter period which falls after the end of the most recently ended fiscal year of such acquired Person ended prior to the date on which such Person became a Subsidiary of TLGI, LGII or another Subsidiary if the total consideration payable in connection with such Acquisition is in excess of $25,000,000, and (y) unaudited for such four-quarter period if the total consideration payable in connection with such Acquisition is $25,000,000 or less.

          "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.05(b)

          "AFFILIATE" means, as to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person (a "CONTROLLING PERSON"), (ii) any Person (other than such Person or a Subsidiary of such Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of such Person) of which such Person owns, directly or indirectly, 10% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGENT" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

          "AGENT'S LETTER AGREEMENT" means that certain letter agreement, dated as of May 4, 1994 between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

          "AGREEMENT" means this Amended and Restated 1994 MEIP Credit Agreement, together with all amendments and supplements hereto.

          "AGREEMENT ACCOUNTING PRINCIPLES" means GAAP as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.04.

          "APPLICABLE MARGIN" means a per annum rate determined from time to time by reference to TLGI's senior unsecured (except, if applicable, pursuant to the Collateral Trust Agreement) and unenhanced long-term debt rating as specified on SCHEDULE 2 hereto. Any change in the Applicable Margin resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change.

          "APPROVED SALE" means any sale of property pledged to the Collateral Agent under the terms of the Collateral Trust Agreement (i) which is expressly permitted by the terms of Section 5.12(b) and with respect to which TLGI and the Borrower shall have delivered to the Agent prior to consummation of such sale a certificate from an authorized officer certifying that both immediately before and after giving effect to such sale, no Default shall have occurred and be continuing, or (ii) which is otherwise approved by the Required Banks.

          "ASSIGNEE" has the meaning set forth in Section 9.08(c).

          "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in substantially the form attached hereto as EXHIBIT D.

          "AUTHORITY" has the meaning set forth in Section 8.02.

          "BANK" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

          "BANK OF MONTREAL CREDIT AGREEMENT" means that certain U.S. $750,000,000 Credit Agreement, dated as of May 15, 1996, among LGII, as Borrower, TLGI, as a Guarantor, the Lenders parties thereto, as Lenders, Goldman, Sachs & Co., as Documentation Agent, and the Bank of Montreal, as Agent, together with all amendments or modifications thereto.

          "BASE RATE" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent (0.5%) above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

          "BASE RATE LOAN" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

          "BORROWER" means Loewen Group International, Inc., a Delaware corporation, acting by and through its agent, Loewen Management Investment Corporation, and its successors and permitted assigns.

          "BORROWING" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "BASE RATE BORROWING" if such Loans are Base Rate Loans or a "EURO-DOLLAR BORROWING" if such Loans are Euro-Dollar Loans.

          "CANADIAN DOLLARS" and "C$" means the lawful money of Canada.

          "CANADIAN GAAP" means, at any time, generally accepted accounting principles in Canada at such time.

          "CANADIAN PLAN" means a pension plan provided by TLGI or any of its Subsidiaries incorporated under the laws of Canada (or any of its provinces).

          "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "CAPITAL STOCK" means, as to any Person, any nonredeemable capital stock of such Person or any Consolidated Subsidiary of such Person, whether common or preferred.

          "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

          "CHANGE OF LAW" shall have the meaning set forth in Section 8.02.

          "CLASS B INVESTED AMOUNT" has the meaning ascribed thereto in the Pooling and Servicing Agreement dated as of November 15, 1994, among The First National Bank of Atlanta, d/b/a Wachovia Bank Card Services, as seller, Wachovia, as servicer, and Banc One Columbus, N.A., as trustee.

          "CLOSING CERTIFICATE" has the meaning set forth in Section 3.01(e).

          "CLOSING DATE" means June 14, 1994.

          "CODE" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

          "COLLATERAL" shall have the meaning ascribed thereto in the Security Agreement and shall also include any other collateral given to secure the Obligations, including without limitation any Additional Collateral.

          "COLLATERAL AGENT" means Bankers Trust Company and its successors in the capacity of trustee under the Collateral Trust Agreement.

          "COLLATERAL TRUST AGREEMENT" means that certain Collateral Trust Agreement, dated as of May 15, 1996, and executed by TLGI, LGII, all Pledgor Subsidiaries and the

Collateral Agent, as such Collateral Trust Agreement may be amended or modified and is in effect from time to time.

          "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.07 or Section 6.01.

          "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 5.01(d).

          "CONSOLIDATED CAPITALIZATION" means at any time of determination, the sum of (a) the Consolidated Indebtedness of TLGI at such time, and (b) the Consolidated Net Worth of TLGI at such time.

          "CONSOLIDATED DISTRIBUTABLE AMOUNT" means, at any time of determination, the sum of,

               (a)  $10,000,000, plus

               (b) 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) determined on a cumulative basis for the period commencing on January 1, 1996, and ending on the date of determination, plus

               (c) 33-1/3% of the aggregate amount of the net cash proceeds received by TLGI and LGII and their respective Subsidiaries from the issuance or sale on or after January 1, 1996 (other than sales or issuances to TLGI or LGII or any of their respective Subsidiaries, and other than the Equity Placement and the issuance, at any time, of preferred stock by TLGI in exchange for the First Preferred Series C Receipts) of the capital stock of TLGI or Indebtedness of TLGI, LGII or any of their respective Subsidiaries which has been converted into capital stock of TLGI.

          "CONSOLIDATED FIXED CHARGES" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Interest Charges and (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of (1) preferred stock of TLGI, LGII or any other Subsidiary (but exclusive of preferred stock issued to TLGI or an Affiliate of TLGI) and (2) capital stock of TLGI which is or may be redeemable or convertible into debt prior to the Termination Date and
(b) for each such dividend or distribution, a multiplier, the numerator of which is one and the denominator of which is one minus the then current combined federal, provincial, state and local statutory tax rate of TLGI and its Subsidiaries determined on a consolidated basis, such multiplier to be expressed as a decimal, PROVIDED, HOWEVER, that the multiplier in clause (ii)(b) shall be deemed to be one if such dividend or other distribution described in the preceding clause (ii)(a) is fully tax deductible.

          "CONSOLIDATED FIXED CHARGES COVERAGE RATIO" means, with respect to a Transaction Date (hereinafter defined), the ratio of (x) EBITDA for the full fiscal quarter immediately preceding the date of the transaction (the "TRANSACTION DATE") giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio (such full fiscal quarter period being referred to herein as the "PRIOR QUARTER") to (y) the amount of Consolidated Fixed Charges for the Prior Quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "CONSOLIDATED FIXED CHARGES" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to, without duplication, the incurrence of any Indebtedness of TLGI or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarter to and including the Transaction Date (the "REFERENCE PERIOD"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period. Furthermore, in calculating "CONSOLIDATED FIXED CHARGES" for purposes of determining the denominator (but not the numerator) of "CONSOLIDATED FIXED CHARGES COVERAGE RATIO", (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and
(ii) interest on any Indebtedness which is actually incurred on the Transaction Date and which may optionally be determined at an interest rate based upon a factor of a prime, base, reference or similar rate, a eurocurrency interbank offered rate, or other rates, shall be deemed to have been in effect during the Reference Period at the interest rate in effect on the Transaction Date. If TLGI or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if TLGI or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "CONSOLIDATED INDEBTEDNESS" means, at any time of determination, without duplication, all Indebtedness of TLGI, LGII and the Subsidiaries of TLGI and LGII at such time determined on a consolidated basis in accordance with GAAP (to the extent GAAP is applicable thereto).

          "CONSOLIDATED INTEREST CHARGES" for any period shall mean on a consolidated basis all interest (including the interest component of Capitalized Lease Obligations and Synthetic Lease Obligations), and all amortization of debt discount and expense on all Indebtedness of TLGI and LGII and their Subsidiaries for such period.

          "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues of TLGI and LGII and the other Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b)       the proceeds of any life insurance policy;

          (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (d) net earnings and losses of any corporation (other than a Subsidiary) substantially all the assets of which have been acquired in any manner by TLGI or any Subsidiary, realized by such corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Subsidiary) with which TLGI or a Subsidiary shall have consolidated or which shall have merged into or amalgamated with TLGI or a Subsidiary prior to the date of such consolidation, merger or amalgamation;

          (f) net earnings of any business entity (other than a Subsidiary) in which TLGI or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by TLGI or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to TLGI or any other Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of the acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain or loss arising from the acquisition of any securities of TLGI or any Subsidiary;

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

          (l)       any other unusual or extraordinary gain.

          "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the sum of the amount of the shareholders' equity of TLGI and LGII and the other Subsidiaries as would be shown on the consolidated balance sheet of TLGI and LGII and the other Subsidiaries determined on a consolidated basis in accordance with GAAP, which in any event shall include (x) the MIPS and (y) the amount of all preferred stock of TLGI and LGII and all Subsidiaries of TLGI and LGII to the extent that such preferred stock is not redeemable at the option of the holder for cash or indebtedness for any reason, and which shall exclude the amount of all preferred stock of TLGI and LGII and all subsidiaries of TLGI and LGII to the extent that such preferred stock is redeemable at the option of the holder for cash or indebtedness for any reason.

          "CONSOLIDATED SUBSIDIARY" means at any date, as to any Person, any Subsidiary of such Person or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of such Person in its consolidated financial statements as of such date.

          "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date of determination thereof, as to any Person, the Consolidated Net Worth of such Person, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of such Person and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

               (a) any surplus resulting from any write-up of assets subsequent to December 31, 1995;

               (b) all assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, trade names, service marks, copyrights, patents and technologies, names and reputations, covenants not to compete, organization or development expenses and unamortized debt discount and expense;

               (c) to the extent not included in (b) of this definition, any amount at which shares of capital stock of such Person appear as an asset on the balance sheet of such Person and its Consolidated Subsidiaries;

               (d) loans or advances to stockholders, directors, officers or employees of such Person or its Subsidiaries; and

               (e) to the extent not included in (b) of this definition, deferred expenses.

          "CONSOLIDATED TOTAL ASSETS" means, at any time, as to any Person, the total assets of such Person and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of such Person and its Consolidated Subsidiaries, prepared in accordance with GAAP.

          "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreements, take-or-pay contract or reimbursement obligation arising pursuant to a letter of credit; PROVIDED, HOWEVER, that notwithstanding the foregoing, the WLSP Contingent Obligation shall not constitute a Contingent Obligation of TLGI, LGII or any other Subsidiary for any purpose under this Agreement so long as the Class B Invested Amount at least equals $12,000,000.

          "CONTROLLED GROUP" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "DEBT DEFERRING" means the offering by LGII during the first calendar quarter of 1996 of not less than $200,000,000 principal amount of LGII's long-term debt.

          "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DEFAULT RATE" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

          "DISTRIBUTION" in respect of any corporation shall mean (a) dividends or other distributions on capital stock of the corporation (except dividends or other distributions payable solely in shares of capital stock), and (b) the redemption, retirement or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

          "DISTRIBUTION DATE" shall have the meaning set forth in Section 5.06.

          "DOLLARS" or "$" means dollars in lawful currency of the United States of America.

          "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

          "DUFF & PHELPS" means Duff & Phelps Credit Rating Co.

          "EAGLE" means Eagle Financial Associates, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of TLGI.

          "EBITDA" for any period shall mean the sum of (a) Consolidated Net Income during such period, plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any income or similar taxes paid or accrued by TLGI and LGII and the other Subsidiaries during such period,
(c) depreciation, depletion and amortization for such period,

(d) other non-cash charges, and (e) Consolidated Interest Charges of TLGI and LGII and the other Subsidiaries during such period determined in accordance with GAAP; PROVIDED that for the fourth quarter of 1995 for all purposes under this Agreement, EBITDA of TLGI, LGII and the other Subsidiaries on a consolidated basis shall be deemed to be $50,028,000.

          "ENVIRONMENTAL AUTHORITY" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "ENVIRONMENTAL AUTHORIZATIONS" means, as to any Person, all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of such Person or any Subsidiary required by any Environmental Requirement.

          "ENVIRONMENTAL JUDGMENTS AND ORDERS" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "ENVIRONMENTAL LIABILITIES" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

          "ENVIRONMENTAL NOTICES" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "ENVIRONMENTAL PROCEEDINGS" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.


          "ENVIRONMENTAL RELEASES" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

          "ENVIRONMENTAL REQUIREMENTS" means, as to any Person, any legal requirement relating to health, safety or the environment and applicable to such Person, any Subsidiary of such Person or any of their respective Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

          "EQUITY PLACEMENT" means the offering by TLGI during the first calendar quarter of 1996 of common shares in TLGI pursuant to which not less than C$150,000,000 of net proceeds was realized by TLGI.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "EURO-DOLLAR LOAN" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

          "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.05(b).

          "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

          "EXISTING CREDIT AGREEMENTS" means (a) the $400,000,000 Amended and Restated Multicurrency Credit Agreement dated as of May 11, 1995, among TLGI, LGII, the financial institutions parties thereto as lenders and The First National Bank of Chicago, as agent, as amended, supplemented or otherwise modified prior to the date hereof, (b) the $100,000,000 Multicurrency Credit Agreement dated as of May 11, 1995, among TLGI, LGII, the financial institutions parties thereto as lenders and The First National Bank of Chicago, as agent, as amended, restated, supplemented or otherwise modified prior to the date hereof and (c) the line of credit letter agreement, dated March 18, 1996, between LGII, as borrower, and Bank of Montreal, as lender.

          "FAIR VALUE" means the value of the relevant asset determined in an arm's-length transaction conducted in good faith between an informed and willing buyer, under no compulsion to buy, and an informed and willing seller, under no compulsion to sell.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

          "FINANCE SUBSIDIARY" means any captive finance Subsidiary of TLGI that
(i) buys accounts receivable or other financial assets of any Affiliate of TLGI,
(ii) makes loans or otherwise extends credit to any such Affiliates, or (iii) succeeds to any or all of the business of LFW or Eagle or otherwise engages in finance activities similar to the finance activities engaged in by LFW or Eagle from time to time.

          "FINANCIAL UNDERTAKING" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries, (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, or (d) net liabilities under any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

          "FIRST PREFERRED SERIES C RECEIPTS" means the 8,800,000 Convertible First Preferred Shares Series C Receipts (C$220,000,000) issued by TLGI pursuant to the terms of that certain Prospectus, dated December 21, 1995, each such Receipt representing entitlement to 1/10 of a 6.00% Cumulative Redeemable Convertible First Preferred Share, Series C, of TLGI.

          "GAAP" means the generally accepted accounting principles as generally applied by TLGI as at December 31, 1995, and thereafter, Canadian GAAP until such time as TLGI and LGII shall prepare their respective books of record and account in accordance with U.S. GAAP, at which time and at all times thereafter, "GAAP" shall mean U.S. GAAP.

          "GUARANTIES" means, individually and collectively, (i) each of those certain respective Guaranty Agreements, dated as of June 14, 1994, guaranteeing payment of the obligations of the Borrower to the Banks, each being substantially in the form of EXHIBIT H, executed and delivered by TLGI and LGII, respectively, to the Agent, for the ratable benefit of the Banks, together with all amendments and supplements thereto, (ii) each Pledgor Subsidiary Guaranty, and (iii) any other guaranty agreement delivered to the Agent or the Collateral Agent by a Guarantor for the purpose of guaranteeing the obligations of the Borrower under any of the Loan Documents, together with all amendments and supplements thereto.

          "GUARANTORS" means, individually and collectively, (i) TLGI, (ii) LGII, (iii) all Pledgor Subsidiaries and (iv) any other Person that may from time to time Guarantee the obligations of the Borrower to the Agent and the Banks.

          "HAZARDOUS MATERIALS" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 ET SEQ. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, or (d) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "INDEBTEDNESS" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (but exclusive of notes, bills and checks presented in the ordinary course of business by such Person to banks for correction or deposit), (e) Capitalized Lease Obligations, (f) Synthetic Lease Obligations, (g) Securitization Obligations, (h) Financial Undertakings, (i) Contingent Obligations, and (j) obligations under or in connection with letters of credit; but excluding, in any event, (x) amounts payable by such Person in respect of covenants not to compete, and (y) with reference to TLGI, LGII and the other Subsidiaries, all obligations of TLGI, LGII and the other Subsidiaries of the character referred to in this definition to the extent owing to TLGI, LGII or any other Subsidiary.


          "INITIAL FUNDING DATE" shall have the meaning ascribed thereto in
Section 2.01.

          "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED THAT:

          (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

          (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the next occurring second Domestic Business Day following the 15th day (or, if such 15th day is not a Domestic Business Day, the next succeeding Domestic Business Day) of each calendar month; PROVIDED, THAT, any Interest Period scheduled to end after the Termination Date shall end on the Termination Date.

          "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

          "INVESTMENT OPTION AGREEMENT" means any and all, as the context shall require, of those certain Investment Option Agreements and the Purchase Agreement (entered into with Raymond L. Loewen), each entered into on or about June 15, 1994 between the Borrower, LGII and the participants named therein.

          "LENDING OFFICE" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

          "LFW" means Loewen Finance (Wyoming) Limited Liability Company, a Wyoming limited liability company and a Wholly-Owned Subsidiary of TLGI.

          "LGII" means Loewen Group International, Inc., a Delaware corporation, and its successors and permitted assigns.

          "LGII DEBENTURES" shall mean any and all, as the context shall require, of those certain 1994 Exchangeable Floating Rate Debentures due July 15, 2001 issued by LGII to the Borrower on or about even date herewith having an aggregate principal balance in an amount equal to $127,670,000, together with all replacements thereof and substitutions therefor.

          "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, security interest, charge, assignment, deposit arrangement, encumbrance or other security agreement or arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "LOAN" means a Base Rate Loan or a Euro-Dollar Loan and "LOANS" means Base Rate Loans or Euro-Dollar Loans, or any or all of them, as the context shall require.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Security Agreement, the Collateral Trust Agreement, any other document evidencing, relating to or securing the Loans or the Guaranties, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Collateral Trust Agreement or the Loans, as such documents and instruments may be amended or supplemented from time to time.

          "LOEWEN FINANCIAL" means Loewen Financial Corporation, a company incorporated under the laws of Barbados, and its successors and permitted assigns.

          "LOEWEN MANAGEMENT" means Loewen Management Investment Corporation, a Delaware corporation and a Wholly-Owned Subsidiary of LGII.

          "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.05(b).

          "MAJOR ACQUISITION" means any Acquisition of any Person which had either (x) gross revenues in excess of $5,000,000 for the fiscal year of such Person most recently ended at the time of closing of such Acquisition or (y) total assets in excess of $5,000,000 as of the end of the fiscal year of such Person most recently ended at the time of closing of such Acquisition.

          "MARGIN STOCK" means "margin stock" as defined in Regulations G, T, U or X.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, Property, financial condition, results of operations, or prospects of TLGI, LGII and the other Subsidiaries taken as a whole, (b) the ability of TLGI, the Borrower or LGII to perform their respective obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the Collateral Agent or the Lenders thereunder, and "MATERIAL ADVERSE EFFECT" shall include, without limitation, the occurrence at any time of a Material Judgment Event; PROVIDED, HOWEVER, that at any time a determination of whether a Material Adverse Effect has occurred is to be made under the terms of this Agreement, such determination shall be made without taking into account the effect upon the business, Property, financial condition, results of operations or prospects of any of TLGI, LGII or their respective Subsidiaries at any time prior to the date of determination of (x) O'KEEFE V. THE LOEWEN GROUP. INC., Civ. No. 91-67-423, filed in the Circuit Court of the First Judicial District of Hinds County, Mississippi (and all claims, litigation and proceedings pending or threatened which are related thereto) and PROVIDENT AMERICAN CORPORATION V. THE LOEWEN GROUP, INC., No. 92-1964, filed in the United States District Court for the Eastern District of Pennsylvania (and all claims, litigation and proceedings pending or threatened which are related thereto) or (y) any settlements of such cases, made on or prior to December 31, 1995, or which as of December 31, 1995 were expected to be made after December 31, 1995.

          "MATERIAL JUDGMENT EVENT" means a judgment, award or other order shall be entered (whether or not such judgment, award or other order is bonded, stayed, contested or appealable) against any of TLGI, LGII or any of their respective Subsidiaries at any time when the amount of such judgment, award or order, when added to the aggregate amount of all other judgments, awards and orders which at such time shall have been entered against any of TLGI, LGII or any of their respective Subsidiaries without having been finally satisfied in full or vacated, shall be in excess of $100,000,000.

         "MINORITY INTERESTS" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law or shares of stock having no right to vote or receive dividends) that are not owned by TLGI and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "MIPS" means the 9.45% Cumulative Monthly Income Preferred Securities, Series A, issued by Loewen Group Capital, L.P. and the related Series A Junior Subordinated Debentures issued by LGII and purchased by Loewen Group Capital, L.P. with the proceeds of the sale of the 9.45% Cumulative Monthly Income Preferred Securities, Series A.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.


         "NEWEOL" means Neweol Finance B.V., a corporation incorporated under the laws of the Netherlands, and its successors and permitted assigns.

         "NOTE AGREEMENTS" means the agreements dated for reference October 1, 1991, September 1, 1993, and February 1, 1994, the indenture dated March 20, 1996, and any and all other warrant agreements and/or note agreements from time to time entered into by LGII, TLGI, or either of them, and the relevant holders of the notes issued and sold thereunder, together with all amendments and supplements thereto.

         "NOTES" means promissory notes of the Borrower, substantially in the form of EXHIBIT A, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Banks or to any Bank, the Agent or any indemnified party hereunder arising under the Loan Documents.

         "PARTICIPANT" has the meaning set forth in Section 9.08(b).

         "PARTICIPATING EMPLOYEE" means any and all, as the context shall require, of the employees (including, without limitation, Raymond L. Loewen) that are parties to the Investment Option Agreements.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ACQUISITION" means any Acquisition (but only to the extent such Acquisition does not involve lines of business which are outside of the TLGI Lines of Business, unless the Acquisition of such lines which are outside of the TLGI Lines of Business would, at the time of the Acquisition and after giving effect thereto, be permitted as Investments under SECTION 5.08(o)) made by TLGI, LGII or any other Subsidiary from a willing seller or other willing transferor where such Acquisition is not contested by such seller or transferor at any time during the pendency of such Acquisition; PROVIDED, that (i) either
(x) TLGI or LGII has in place before it executes any binding agreement or other binding writing by which it agrees to proceed with the Acquisition (whether or not subject to conditions) sufficient funds which are committed and available (which may include the availability of Loans under this Agreement (but only to the extent no Default or Event of Default would occur after then giving effect to the borrowing necessary to fund such Acquisition), and provided that for any third-party commitment such commitment is otherwise permitted under this Agreement), to fund the full amount of the cash consideration for such Acquisition, or (y) such agreement or other writing contains a condition to closing of TLGI or LGII based upon the ability of TLGI or LGII to raise funds for the Acquisition, and (ii) all contractual arrangements evidencing such Acquisition include provisions subjecting the parties to arbitration except to the extent the Board of Directors of TLGI or LGII (or an authorized subcommittee thereof, a majority of whose members consist of directors who are not employees of TLGI, LGII or any other Subsidiary) shall either make an express determination to the contrary or shall approve the Acquisition pursuant to valid action which expressly contemplates the absence of such an arbitration provision in the contractual arrangements evidencing such Acquisition.

         "PERMITTED RECEIVABLES SECURITIZATION" means any transaction (or series of transactions) effected by TLGI or LGII or any Subsidiary of TLGI pursuant to which TLGI, LGII or such Subsidiary either (x) sells or otherwise transfers (including sales or transfers using one or more SPV's), or (y) grants a security interest in, assets of one or more of TLGI, LGII and the other Subsidiaries consisting of Receivables and Receivables Related Assets; PROVIDED, HOWEVER, that the aggregate Securitization Obligations (without duplication) of TLGI, LGII, the Subsidiaries and any such SPV's in connection with all Permitted Receivables Securitization shall not exceed $100,000,000 at any time outstanding.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

         "PLEDGOR SUBSIDIARIES" means, at any time, each Subsidiary of TLGI or LGII which at such time is party to the Collateral Trust Agreement as a pledgor of capital stock or other equity interests or, in the case of LGII, certain assets of LGII, held by it on the terms specified in the Collateral Trust Agreement.

         "PLEDGOR SUBSIDIARY GUARANTY" mean the guaranty of each Pledgor Subsidiary set forth in the Collateral Trust Agreement.

         "PRIME RATE" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "RECEIVABLES" means all rights of TLGI, LGII or any Subsidiary to payments from Persons other than TLGI and its Subsidiaries (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges).

         "RECEIVABLE PROGRAM ASSETS" means (a) all Receivables which are described as being transferred by TLGI or its Subsidiaries pursuant to a Permitted Receivables Securitization, (b) all Receivables Related Assets, and
(c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         "RECEIVABLES RELATED ASSETS" means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any collections, recoveries and proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Permitted Receivables Securitization, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of documents relating to a Permitted Receivables Securitization and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "REDEEMABLE PREFERRED STOCK" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily
redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof; PROVIDED, THAT, any such preferred stock which is redeemable only for common stock shall not be deemed to be Redeemable Preferred Stock for purposes hereof.

         "REGIONAL PARTNER" means any Subsidiary, all of the outstanding shares entitled to receive dividends of which, shall at the time be owned or controlled, directly or indirectly, by TLGI or a Subsidiary of TLGI.

         "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Notes.

         "SECURED PARTIES" means the Banks, the Persons specified on SCHEDULE 3 hereto as Secured Parties, and, to the extent designated by the Borrower from time to time in a writing delivered to the Agent and the Collateral Agent, all other Persons who from time to time hold Senior Obligations which are secured pursuant to the Collateral Trust Agreement; PROVIDED, HOWEVER, that no Secured Parties (except those listed on SCHEDULE 3) shall be placed within the class to which the Banks belong from time to time under the terms of the Collateral Trust Agreement unless the Required Banks shall have given their affirmative approval thereof.

         "SECURITIZATION OBLIGATIONS" of a Person means the outstanding purchaser's investment or outstanding capital or other principal equivalent that purchasers or other investors are entitled to receive in respect of any securitization or other sale or asset-backed financing of Receivables of such Person or its Affiliates effected by such Person.

         "SECURITY AGREEMENT" means that certain Security Agreement, substantially in the form of EXHIBIT I, dated as of June 14, 1994, made by the Borrower in favor of the Agent for the ratable benefit of the Banks, together with all amendments and supplements thereto.

         "SENIOR OBLIGATIONS" means (i) the Obligations, (ii) the Indebtedness described on SCHEDULE 3 hereto, (iii) the obligations of TLGI or LGII under any and all interest rate or currency exchange swaps, caps, collars, floors or other similar transactions, or options on any of the foregoing, entered into by TLGI or LGII and having a term of at least two years from the date of entry into, and
(iv) the unpaid principal of and accrued and unpaid interest on (together with all accrued and unpaid fees and expenses related to) Indebtedness for borrowed money incurred by TLGI, LGII or any Subsidiary with a maturity of at least two years from its date of issuance (or in the case of revolving Indebtedness, with a term of at least two years from the date of execution of the documentation governing such revolving Indebtedness), which is not secured except pursuant to the Collateral Trust Agreement and which by its terms is not subordinated (except as expressly provided in the Collateral Trust Agreement) to the Obligations or any other senior indebtedness of TLGI, LGII or such Subsidiary, respectively.

         "SPV" means a corporation, trust, partnership or other special purpose Person established by TLGI and/or its Subsidiaries solely for the purpose of implementing a Permitted Receivables Securitization.

         "STANDARD & POORS" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, Subsidiary shall mean a Subsidiary of TLGI.

         "SUBSTANTIAL PORTION" means, as to any Person, with respect to the Property of such Person and its Subsidiaries, Property that has a Fair Value representing more than 5.0% of Consolidated Tangible Net Worth of such Person determined as of the end of the fiscal quarter of such Person most recently ended prior to the date on which such determination is made.

         "SYNTHETIC LEASE" of a Person means any lease of Property by such Person as lessee which under GAAP would or may be treated as a true operating lease but which under tax law or commercial law is treated as secured Indebtedness of such Person and not as a true lease.

         "SYNTHETIC LEASE OBLIGATIONS" of a Person means the aggregate funded amount under all Synthetic Leases to which such Person is party as lessee.

         "TERMINATION DATE" means July 15, 2000, unless such date is otherwise extended pursuant to Section 2.04.

         "THIRD PARTIES" means, as to any Person, all lessees, sublessees, licensees and other users of the real property of such Person, excluding those users of such real property in the ordinary course of such Person's business and on a temporary basis.

         "TLGI" means The Loewen Group Inc., a corporation incorporated under the laws of the province of British Columbia, Canada, and its successors and permitted assigns.

         "TLGI LINES OF BUSINESS" means the lines of business conducted as of the date of this Agreement by TLGI or LGII or any of their Subsidiaries and shall include the making by TLGI, LGII or any of their Subsidiaries, from time to time, of equity and debt investments in, or to, Persons which are engaged primarily in any one or more of the funeral, funeral home, cemetery and funeral-related insurance businesses.

         "TRANFEREE" has the meaning set forth in Section 9.08(d).

         "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "UNUSED COMMITMENT" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

         "U.S. GAAP" means, at any time, generally accepted accounting principles in the United States of America at such time.

         "WACHOVIA" means Wachovia Bank of Georgia, N.A., a national banking association, and its successors.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled; PROVIDED, THAT, although a Regional Partner shall be deemed to be a Wholly-Owned Subsidiary for purposes hereof, a Regional Partner of a Regional Partner shall not be deemed to be a Wholly-Owned Subsidiary of such Regional Partner.

         "WLSP CONTINGENT OBLIGATION" means the joint and several liability of Neweol to repay the WLSP Zero Coupon Note.

         "WLSP ZERO COUPON NOTE" means the Zero Coupon Note in the original principal amount of $125,000,000 (but growing to $160,273742 at its January 1, 1998 Maturity Date) dated November 1, 1994, executed by WLSP Investment Partners I, a partnership formed under the laws of Switzerland, and payable to Wachovia.

    SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by TLGI's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of TLGI and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by TLGI's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) TLGI or the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04). To the extent that for purposes of computing any financial covenant or test or making any other accounting determination hereunder, any amount denominated in one currency must be converted into another currency, such conversion shall be made in a manner that accords with the currency conversion policies and procedures, as in effect on the Closing Date, used in preparing the financial statements of TLGI and its Consolidated Subsidiaries on the basis of which the relevant computations or determinations are or will be made, unless the Required Banks shall have specified an alternative basis for making such conversions.

    SECTION 1.03. REFERENCES. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

    SECTION 1.04. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

    SECTION 1.05. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                                      ARTICLE II

                                     THE CREDITS

    SECTION 2.01. COMMITMENTS TO LEND. Each Bank severally agrees, on the terms and conditions set forth herein, to make the entire amount of its Commitment available to the Borrower on the Closing Date or at such later date on which the conditions set forth in Section 3.01 shall have been satisfied (the "INITIAL FUNDING DATE"), which Initial Funding Date shall occur on or before July 15, 1994. Subsequent to the Initial Funding Date, each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrower from time to time before the Termination Date for the purpose of repaying outstanding Loans at the end of an Interest Period; PROVIDED, that, immediately after each such Loan is made, the aggregate principal amount of Loans by such Bank shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Loans and reborrow under this Section (for the purpose of repaying outstanding Loans) at any time before the Termination Date.

    SECTION 2.02. METHOD OF BORROWING. (a) The Borrower shall give the Agent notice (a "NOTICE OF BORROWING"), which shall be substantially in the form of EXHIBIT E, prior to 12:00 P.M. (Atlanta, Georgia time) at least 1 Domestic Business Day before each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

           (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Borrowing,

         (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (c) Not later than 1:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, PROVIDED that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

         (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.10, as the case may be.

         (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made (if the Banks elected to make Loans for a Borrowing notwithstanding Section 3.02) if a Default or an Event of Default shall be in existence.

         (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

         (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 4 Interest Periods in effect at any given time.

     SECTION 2.03. NOTES. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

         (b) Upon receipt of each Bank's Note pursuant to Section 3.01, the Agent shall deliver such Note to such Bank. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall, absent manifest error, constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     SECTION 2.04. MATURITY OF LOANS. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing; PROVIDED, THAT, in the case of a Base Rate Loan which is prepaid prior to the end of the Interest Period (except to the extent set forth to the contrary in Section 2.09) therefor, interest shall not be due and payable with respect to same until that date which was scheduled to be the last day of the Interest Period applicable thereto.

         (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on July 15, 2000, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Agent on or before May 15, 2000 (but not before March 15, 2000), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for an additional one-year period. In the event that a Bank chooses not the extend the Termination Date for such an additional one-year period, notice shall be given by such Bank to the Borrower and the Agent on or before June 15, 2000; provided, that the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date and (x) the remaining Banks shall purchase ratable assignments (without any obligation so to do) from such terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining Commitment; PROVIDED, THAT, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 15 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (y); and, PROVIDED, FURTHER, THAT, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, (y) the Borrower shall find another bank, acceptable to the Agent, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) or (z) the Borrower shall reduce the Commitments in an amount equal to the sum of the Commitments of all such terminating Banks.

     SECTION 2.05. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "LONDON INTERBANK OFFERED RATE" applicable to any Euro-Dollar
Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (c) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (d) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

     SECTION 2.06. FEES. (a) The Borrower shall pay to the Agent, for the ratable account of each Bank, a closing fee equal to the product of (i) 0.00125 multiplied by (ii) the aggregate principal amount of the Commitments.

         (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

     SECTION 2.07. MANDATORY REDUCTION AND TERMINATION OF COMMITMENTS. (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         (b) The aggregate amount of the Commitments shall be reduced by the amount of each payment required to be made by the Borrower pursuant to Section
2.09 and payments made pursuant to Section 2.08 (except to the extent that a new Borrowing is made on the same date as any optional prepayment made pursuant to
Section 2.08). Each such reduction shall be applied to reduce the Commitments of the several Banks ratably.

     SECTION 2.08 OPTIONAL PREPAYMENTS. (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger multiple of $500,000 (or any lesser amount equal to the remaining outstanding principal balance of the Loans) by paying the principal amount to be prepaid together, in the case of a Euro-Dollar Loan which may be prepaid pursuant to Section 8.02, with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

          (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the expiration of the applicable Interest Period.

          (c) Upon receipt of a notice of prepayment pursuant to this Section 2.08, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.09. MANDATORY PREPAYMENTS. (a) On each date on which the Commitments are reduced pursuant to Section 2.07, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced.

         (b) The Borrower shall repay or prepay such principal amount of the outstanding Loans (together with interest accrued thereon) (i) immediately, with respect to Base Rate Loans and (ii) at the end of the then current Interest Period with respect to Euro-Dollar Loans, an amount equal to 100% of the proceeds (x) actually received from a Participating Employee due to the exercise of his or her rights under an Investment Option Agreement and (y) that would have been received from a Participating Employee (who shall be presumed for purposes hereof to have been fully vested) who forfeited his or her then remaining rights under the relevant Investment Option Agreement if such Participating Employee had actually exercised such rights on the date such rights were forfeited and such rights have not been transferred to a new or existing Participating Employee within 90 days of such forfeiture.

     SECTION 2.10. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly (and in any event within one Domestic Business Day following its receipt of same) distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

         (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "TAXES"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents, if any, evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

         Each Bank agrees, as soon as practicable after request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; PROVIDED, THAT, if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

         At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or any successor form or related form as may from time to time be required under applicable law) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.10(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; PROVIDED, HOWEVER, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

         Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.10(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

    SECTION 2.11. COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans
(i) determined by reference to the Prime Rate, shall be computed on the basis of a year of 365/366 days and (ii) determined by reference to the Federal Funds Rate, shall be computed on the basis of a year of 360 days, and in each case paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

                             ARTICLE III

                      CONDITIONS TO BORROWINGS

       SECTION 3.01. CONDITIONS TO FIRST BORROWING. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

            (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

            (b) a duly executed Note for the account of each Bank complying with the provisions of Section 2.03;

            (c) an opinion letter (together with any opinions of local counsel relied on therein) of Thelen, Marrin, Johnson & Bridges, counsel for the Borrower and the Guarantors (including, without limitation, TLGI), dated as of the Closing Date, substantially in the form of EXHIBIT B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

            (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of EXHIBIT C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

            (e) a certificate (the "CLOSING CERTIFICATE") substantially in the form of EXHIBIT G, dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

            (f) duly executed Guaranties from each of the Guarantors;

            (g) a duly executed Security Agreement;

            (h) a certified copy of the agency agreement (together with all other material documents and instruments related thereto) between the Borrower and LGII;

            (i) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of incumbency of each of the Borrower and the Guarantors, signed by the respective Secretary or an Assistant Secretary of each of the Borrower and the Guarantors, certifying as to the names, true signatures and incumbency of the officer or officers of each of the Borrower and the Guarantors authorized to execute and deliver the Loan Documents, and certified copies of the following items for each of the Borrower and the
       Guarantors: (i) the Certificate of Incorporation, (ii) the Bylaws,
       (iii) a certificate of existence from the appropriate jurisdiction,
       (iv) good standing certificates from the appropriate jurisdictions, and (v) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party;

            (j) a Notice of Borrowing; and

            (k) receipt of the fees payable to (i) the Banks pursuant to
       Section 2.06 and (ii) the Agent pursuant to the Agent's Letter
       Agreement.

       SECTION 3.02. CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Agent of a Notice of Borrowing;

            (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

            (c) the fact that the representations and warranties of the Borrower and TLGI contained in Article IV of this Agreement and the other Loan Documents shall be true on and as of the date of such Borrowing, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

            (d) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

       The Borrower and TLGI each represent and warrant that:

       SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each of LGII and TLGI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

       SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each of the Borrower, LGII and TLGI of this Agreement, the Notes and the other Loan Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation (or in the case of TLGI, its similar constituting documents) or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of LGII or TLGI or any of LGII's or TLGI's respective Subsidiaries.

       SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower, LGII and TLGI enforceable in accordance with its terms, and the Notes and the other Loan Documents to which any of the Borrower, LGII or TLGI is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, LGII and TLGI, as applicable, enforceable in accordance with their respective terms, PROVIDED that the enforceability hereof and thereof is subject in each case to general principles of equity (regardless of whether considered in equity or at law) and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

       SECTION 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of TLGI as of December 31, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick Thorne, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of TLGI for the interim period ended March 31, 1996, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of TLGI and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

            (b) Since December 31, 1995 there has been no event, act, condition or occurrence having a Material Adverse Effect.

       SECTION 4.05. NO LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Borrower or TLGI threatened, against or affecting any of the Borrower, LGII or TLGI or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Borrower, LGII, TLGI or any of the other Guarantors to perform their respective obligations under, this Agreement, the Notes or any of the other Loan Documents.

       SECTION 4.06. COMPLIANCE WITH ERISA. (a) Each of LGII and TLGI and each member of the Controlled Group have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA which has not been paid in full.

            (b) The Unfunded Vested Liabilities of all Plans (other than Multiemployer Plans) do not in the aggregate exceed $1,000,000. Neither TLGI nor LGII, nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate.

            (c) Each Canadian Plan is registered under, and is in compliance with, the Income Tax Act (Canada), applicable provincial pensions litigation and all other applicable requirements of law and regulations and all reports, returns and filing required to be made thereunder have been made. The Canadian Plans have been at all times administered in accordance with their terms and the provisions of all applicable requirements of law and regulations. There are no unfunded liabilities under the Canadian Plans and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency. Neither the TLGI nor any Subsidiary has received any payment of surplus from any of the Canadian Plans, other than payments received after January 1, 1988 with the approval of all necessary pension regulatory and taxation authorities.

       SECTION 4.07. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. Each of LGII, TLGI and their respective Subsidiaries are in compliance in all material respects with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of each of LGII, TLGI and their respective Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of LGII, TLGI or any such Subsidiary have been paid. The charges, accruals and reserves on the books of each of LGII, TLGI and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of TLGI and the Borrower, adequate.

       SECTION 4.08. SUBSIDIARIES. Each of LGII's and TLGI's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, with respect to any Subsidiary of TLGI other than LGII, where the failure to be in good standing, qualified to do business or have such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have or cause a Material Adverse Effect. Neither LGII nor TLGI has any Subsidiaries except for those Subsidiaries listed on SCHEDULE 1, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation. All of the issued and outstanding shares of capital stock of the Subsidiaries of TLGI and LGII listed on SCHEDULE 1 hereto, together with the most recent update, if any, delivered pursuant to Section 5.01(l), have been duly authorized and issued and are fully paid and non-assessable and, except as set forth in
Section 5.29, have been duly and validly pledged under the Collateral Trust Agreement and delivered to the Collateral Agent pursuant to the terms of the Collateral Trust Agreement.

       SECTION 4.09. INVESTMENT COMPANY ACT. Neither the Borrower, LGII or TLGI, nor any of their respective Subsidiaries, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       SECTION 4.10. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower, LGII or TLGI, nor any of their respective Subsidiaries, is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

       SECTION 4.11. OWNERSHIP OF PROPERTY; LIENS. Each of TLGI and its Consolidated Subsidiaries (including, without limitation, LGII) has title to its Properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.09.

       SECTION 4.12. NO DEFAULT. Neither TLGI nor any of its Consolidated Subsidiaries (including, without limitation, LGII) is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

       SECTION 4.13. FULL DISCLOSURE. No written information, exhibit or report prepared and furnished by TLGI, LGII, the Borrower or any other Subsidiary to the Agent or to any Bank in connection with the negotiation of, or compliance with, the Loan Documents, taken as a whole, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. The Borrower, LGII and/or TLGI have disclosed to the Banks in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

       SECTION 4.14. ENVIRONMENTAL MATTERS. (a) Neither LGII nor TLGI, nor any of their respective Subsidiaries, is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and neither LGII nor TLGI, nor any of their respective Subsidiaries, has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties owned by LGII, TLGI or any of their respective Subsidiaries has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

             (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from any of the Properties owned by LGII, TLGI or any of their respective Subsidiaries or are otherwise present at, on, in or under the Properties owned by LGII, TLGI or any of their respective Subsidiaries, or, to the best knowledge of the Borrower and TLGI, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

             (c) Each of LGII, TLGI and their respective Subsidiaries has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties owned by LGII, TLGI or any of their respective Subsidiaries, as applicable, and LGII's, TLGI's and each of their respective Subsidiary's respective businesses.

       SECTION 4.15. CAPITAL STOCK. All Capital Stock, debentures, bonds, notes and all other securities of LGII and TLGI and their respective Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. Except as set forth in Section 4.08 hereof, the issued shares of Capital Stock of each of LGII's and TLGI's Wholly-Owned Subsidiaries are owned by LGII or TLGI, as applicable, free and clear of any Lien or adverse claim. At least a majority of the issued shares of Capital Stock of each of LGII's and TLGI's other Subsidiaries (other than Wholly-Owned Subsidiaries) is owned by the LGII or TLGI, as applicable, free and clear of any Lien or adverse claim.

       SECTION 4.16. MARGIN STOCK. Neither LGII, TLGI nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

       SECTION 4.17. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, neither the Borrower nor any of the Guarantors (including, without limitation, TLGI and LGII) will be "insolvent," within the meaning of such term as defined in Section 101 of Title 11 of the United States Code or
Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                                   ARTICLE V

                                   COVENANTS

       Each of the Borrower and TLGI agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

       SECTION 5.01. INFORMATION. The Borrower and/or TLGI will deliver to each of the Banks:

            (a) as soon as available and in any event within 120 days after the end of each fiscal year of TLGI, a consolidated balance sheet of TLGI and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by independent public accountants of nationally recognized standing, with such audit to be free of exceptions and qualifications not acceptable to the Required Banks;


            (b) as soon as available and in any event within 120 days after the end of each fiscal year of LGII, a consolidated balance sheet of LGII and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all such consolidated statements having been audited by independent public accountants of nationally recognized standing, with such audit to be free of exceptions and qualifications not acceptable to the Required Banks;

            (c) as soon as available and in any event within 60 days after the end of each of the first 3 fiscal quarters of each fiscal year of TLGI, a consolidated balance sheet of TLGI and its Consolidated Subsidiaries as of the end of such fiscal quarter and the related statement of income and statement of cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of TLGI;

            (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (c) above, a certificate, substantially in the form of EXHIBIT F (a "COMPLIANCE CERTIFICATE"), of the chief financial officer or the chief accounting officer of LGII or TLGI (i) setting forth in reasonable detail the calculations required to establish whether LGII and TLGI were in compliance with the requirements of Sections
5.03 through 5.09, inclusive, 5.12, and 5.24 through 5.27, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which LGII or TLGI, as applicable, is taking or proposes to take with respect thereto;

            (e) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) and (b) above, a statement of the firm of independent public accountants which reported on such statements, in accordance with the standards of Section 8600 of the CICA Handbook, to the effect that under any of Sections 2.09, 5.03 through 5.09 inclusive, 5.21, 5.22, or 5.24 through 5.27, inclusive, nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

            (f) within 5 Domestic Business Days after either LGII or TLGI becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of LGII or TLGI, as applicable, setting forth the details thereof and the action which LGII or TLGI, as applicable, is taking or proposes to take with respect thereto;

            (g) promptly upon the sending thereof to the shareholders of TLGI generally, copies of all financial statements, reports and proxy statements so sent;

            (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which LGII and/or TLGI shall have filed with the Securities and Exchange Commission (or any other securities commission, exchange or governing authority therefor);

            (i) if and when any member of the Controlled Group of LGII and/or TLGI (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; PROVIDED, THAT, none of the foregoing shall require notice if the occurrence of same could not reasonably be expected to give rise to a Default;

            (j) within 180 days after the end of each of TLGI's fiscal years, a copy of the management letter prepared by TLGI's accountants in connection with the preparation of TLGI's consolidated financial statements;

            (k) so long as the WLSP Contingent Obligation or the WLSP Zero Coupon Note remains outstanding, the Borrower shall deliver, or cause Neweol to deliver, to each of the Banks, within 30 days following the end of each calendar quarter, a report specifying the Class B Invested Amount as of the end of such calendar quarter;

            (l) together with the financial statements delivered pursuant to
Section 5.01(a), a current list of all of the Subsidiaries of each of TLGI and LGII, setting forth their respective jurisdictions of incorporation, the percentage of their respective capital stock owned by TLGI, LGII and the other Subsidiaries, and the net worth (after adjustments for intercompany balances) determined by TLGI on a consistent basis for each such Subsidiary as of a date reasonably proximate to the date of such list (which list shall note with respect to each Subsidiary any changes of greater than $5,000,000 in such net worth of such Subsidiary since the date of the last list of Subsidiaries delivered pursuant to this Section 5.01(l));

            (m) together with the financial statements delivered pursuant to Sections 5.01(a), (b) and (c), a summary prepared by an authorized officer of TLGI setting forth the status of all Acquisitions by TLGI, LGII or any of their respective Subsidiaries for which (i) a letter of intent (or other documentation evidencing the intent of the parties to proceed with such Acquisition, including, without limitation, a definitive purchase agreement) has been executed by the parties during the period covered by such financial statements and continuing through the date of such summary, or (ii) such Acquisition has closed or otherwise been consummated during the period covered by such financial statements and continuing through the date of such summary, which summary shall include (x) a statement of the aggregate consideration paid to date and expected to be paid at any time thereafter in connection with such Acquisitions, calculated separately for the matters described in the foregoing clauses (i) and (ii), and (y) a list of all Acquisitions for which a provision subjecting the parties to arbitration was not contained in the documentation governing the Acquisition;

            (n) together with the financial statements delivered pursuant to Sections 5.01(a), (b) and (c), a detailed summary prepared by an authorized officer of TLGI (x) specifying all committed lines of credit to which TLGI, LGII or any Subsidiary of TLGI or LGII are a party as of the date of such summary, identifying the total commitment and total outstandings under each such line of credit and the purposes thereof, and stating whether such lines of credit are purportedly secured under the terms of the Collateral Trust Agreement or otherwise, and (y) for each Finance Subsidiary, identifying each Finance Subsidiary which has been formed since the date of the last summary delivered pursuant to this Section 5.01(n), and describing any material changes in the capitalization, assets, or business and activities of each Finance Subsidiary since the date of the last summary delivered pursuant to this Section 5.01(n);

            (o) promptly upon the occurrence thereof, written notice of the occurrence of (i) any payment, or any group of payments (whether or not related), whether in settlement or otherwise, in excess of $50,000,000, which at any time are expected to be made by TLGI, LGII or any Subsidiary of either of them in connection with any litigation, arbitration, governmental investigation, proceeding or inquiry, whether individually or in the aggregate (it being understood that TLGI and LGII, in lieu of separately identifying each such expected payment, may group such payments to the extent deemed necessary to protect confidentiality), (ii) any development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, and (iii) any change in the practices and procedures of TLGI and LGII in effect on the date of the Bank of Montreal Credit Agreement regarding acquisitions and litigation (which practices and procedures have been described prior to the date of this Agreement by representatives of TLGI and LGII to the Agent and the Banks) which notice, in each of the foregoing cases, shall be given promptly and in any event within five Business Days after TLGI, LGII or the relevant Subsidiary becomes aware of the payment, development, determination or change;

      (p) together with the financial statements delivered pursuant to Sections 5.01(a), (b) and (c), TLGI and LGII shall provide a report, prepared as of the last day of each calendar quarter, (x) identifying in reasonable detail all litigation, arbitrations, governmental investigations and proceedings pending or, to the knowledge of any authorized officer, threatened against or affecting TLGI, LGII, or any other Subsidiary for which the claim or matter involves an amount in excess of $1,000,000, and (y) for all such litigation, arbitrations, governmental investigations and proceedings for which the claim or matter involves an amount in excess of $10,000,000, briefly summarizing the matter (including whether resolution of the matter could come before a jury), identifying the relief sought and the amount of the claim, and specifying whether the claim is covered by insurance.

      (q) from time to time such additional information regarding the financial position or business of LGII, TLGI and their respective Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

      SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS. Each of LGII and TLGI will (i) keep, and cause each of its respective Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each of its respective Subsidiaries to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. Each of the Borrower and TLGI agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

      SECTION 5.03. INTEREST CHARGES COVERAGE. TLGI will at all times maintain
(a) a ratio of EBITDA for the most recently ended period of four consecutive fiscal quarters to Consolidated Interest Charges for such period of four consecutive fiscal quarters of not less than 2.75 to 1.00 and (b) a ratio of EBITDA for the most recently ended fiscal quarter to Consolidated Interest Charges for such fiscal quarter of not less than 1.50 to 1.00.

      SECTION 5.04. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. TLGI will maintain at all times a Consolidated Tangible Net Worth (excluding the cumulative effect of currency translation adjustments) of at least $150,000,000.

      SECTION 5.05. MINIMUM CONSOLIDATED NET WORTH. TLGI will maintain at all times a Consolidated Net Worth (excluding the cumulative effect of currency translation adjustments) of at least the sum of:

           (a) Consolidated Net Worth (excluding the cumulative effect of currency translation adjustments) as of December 31, 1995, plus

           (b) the net proceeds to LGII from consummation of the Equity Placement and the issuance by TLGI from time to time of preferred stock in exchange for the First Preferred Series C Receipts pursuant to the terms thereof, plus

           (c) the sum of 50% of Consolidated Net Income for each fiscal quarter ended after January 1, 1996 (but only to the extent that, in the case of any such fiscal quarter, Consolidated Net Income for such fiscal quarter is at least $1.00), plus

           (d) 66-2/3% of the aggregate amount of the net cash proceeds received by TLGI and LGII and the other Subsidiaries from the issuance or sale on and after January 1, 1996 (other than sales or issuances to TLGI or LGII or any other Subsidiary and other than pursuant to the Equity Placement or in connection with the issuance by TLGI from time to time of preferred stock in exchange for the First Preferred Series C Receipts pursuant to the terms thereof) of Capital Stock of TLGI or Indebtedness of TLGI, LGII or any other Subsidiary which has been converted into capital stock of TLGI.

      SECTION 5.06. DISTRIBUTIONS. TLGI will not, nor will it permit LGII or any other Subsidiary to, declare or make or incur any liability to make any Distributions, except: (i) dividends payable in the Capital Stock of TLGI, LGII or such other Subsidiary; (ii) Distributions to TLGI, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner; (iii) Distributions made by an SPV to TLGI, LGII or a Subsidiary in connection with a Permitted Receivables Securitization; and (iv) other Distributions (in addition to those described in the clauses (i), (ii) and (iii)) so long as, immediately after giving effect to the declaration thereof in the case of dividends or the making thereof in the case of other proposed Distributions (the date of such event being referred to hereinafter as the "DISTRIBUTION DATE"), (x) the aggregate amount of Restricted Payments declared in the case of dividends or made in the case of other Restricted Payments pursuant to this clause (iv), during the period from and after January 1, 1996, to and including the Distribution Date would not exceed the Consolidated Distributable Amount as of the Distribution Date, and (y) no Default shall have occurred and be continuing.

For purposes of making the foregoing computations, the amount of any Distribution declared, paid or distributed in property or assets of TLGI or LGII or any other Subsidiary shall be deemed to be the greater of the book value or Fair Value (as determined in good faith by the board of directors of TLGI) of such property or assets as of the date of declaration in the case of a dividend and the date of payment in the case of any other Distribution.

       SECTION 5.07. LOANS OR ADVANCES. Neither TLGI nor any of its Subsidiaries (including, without limitation, LGII) shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $5,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (ii) deposits required by government agencies or public utilities, and (iii) loans or advances which constitute Investments permitted by Section 5.08; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence.

       SECTION 5.08. INVESTMENTS. TLGI and LGII will not, nor will either permit any of its Subsidiaries to, make or suffer to exist any Investment or commitment therefor except:

           (a) Investments (i) in existence as of the close of business on December 31, 1995, and described in SCHEDULE 1 hereto or (ii) arising on or after January 1, 1996, but only to the extent expressly described on
     SCHEDULE 1 hereto;

           (b) Investments by TLGI or LGII or any Subsidiary in and to (i) any Subsidiary (other than Loewen Management or any other Subsidiary not engaged in one or more of the TLGI Lines of Business), including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary (other than as specified in the foregoing parenthetical), (ii) Loewen Management, but only to the extent of the aggregate initial par value of the capital stock thereof issued to LGII upon the incorporation of Loewen Management, and (iii) any other Person provided that such Person is engaged primarily in one or more of the TLGI Lines of Business;

           (c) Investments in property or assets to be used in the ordinary course of business of TLGI and LGII and the other Subsidiaries conducted as described in Section 5.10 of this Agreement;

           (d) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by TLGI or LGII or any other Subsidiary, is accorded one of the two highest commercial paper ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

           (e) Investments in direct obligations of the United States, any agency or instrumentality of the United States, the federal government of Canada or any agency or instrumentality of the federal government of Canada, the payment or guarantee of which constitutes a full faith and credit obligation of the United States or Canada, as the case may be, in either case maturing in three years or less from the date of acquisition thereof;

          (f) Investments in direct obligations of any Province of Canada or any municipality within a Province of Canada or any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by TLGI or LGII or any other Subsidiary, is accorded one of the two highest long-term debt ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;


          (g) Investments in certificates of deposit or bankers' acceptances with a maturity of under one year issued by a bank or trust company organized under the laws of the United States or any State thereof, Canada or any Province thereof, Japan or any member of the European Union, having capital, surplus and undivided profits aggregating at least $100,000,000 and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-l" by Standard & Poor's;

          (h) Investments in money market and auction rate preferred stock issued by Persons organized under the laws of the United States of America or any State thereof or of Canada or any Province thereof rated "A" or better by Standard & Poor's or "A" or better by Moody's, or an equivalent rating by any other United States nationally recognized credit rating agency of similar standing;

          (i) Investments in mutual funds investing in assets described in clause (d), (e), (f) or (g) above which in any such case would be classified as a current asset in accordance with U.S. GAAP and which are managed by a fund manager of recognized United States or Canadian national standing and having share capital of at least $100,000,000 or having at least $250,000,000 under management;

          (j) Investments of funds received by TLGI or LGII or any other Subsidiary in the ordinary course of business, which funds are required to be held in trust for the benefit of others by TLGI, LGII or such Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of TLGI or LGII or any other Subsidiary;

          (k) Investments of funds by any Subsidiary which is engaged in the insurance business which are invested and managed by such Subsidiary in the ordinary course of its regulated insurance business and insurance operations;

          (l)        Investments constituting Permitted Acquisitions;

          (m) Investments in promissory notes issued and options granted by purchasers of cemetery properties sold by the Borrower or any of its Affiliates (but only to the extent permitted by Section 5.12(b)(v)); PROVIDED, HOWEVER, that such promissory notes are issued and such options are granted on commercially reasonable terms and the aggregate outstanding principal amount of such promissory notes at any time shall not exceed $100,000,000, and PROVIDED, FURTHER, that for each such Investment, the related sale and such Investment have not been challenged, or threatened to be challenged, by any Governmental Authority;

           (n) Investments in SPV's and in Receivables Program Assets in connection with Permitted Receivables Securitizations; and

           (o) other Investments (in addition to those permitted by clauses (a) through (n) above) so long as immediately after giving effect to the making of any such Investment the aggregate amount of all outstanding Investments made pursuant to this Section 5.08(o) would not exceed 3% of Consolidated Net Worth;

PROVIDED, HOWEVER, that notwithstanding any provision to the contrary herein, none of TLGI, LGII or any Subsidiary of either shall make any Investment in any Person effectively located outside of the United States or Canada if after giving effect to such Investment, the aggregate amount of Investments of TLGI, LGII or any Subsidiary of either in any Persons effectively located outside of the United States or Canada would exceed an amount equal to 5% of Consolidated Net Worth. For the purpose of any computation required to be made pursuant to this Agreement, Investments shall be valued at lower of the cost or Fair Value thereof as of the date of computation.

       SECTION 5.09. LIENS. TLGI and LGII will not, nor will either permit any Subsidiary of either to, create, incur or suffer to exist any Lien in, of or on the Property of TLGI, LGII or such Subsidiary, as applicable, except:

           (a) Liens granted to the Agent or the Collateral Agent for the benefit of the Banks or the other Secured Parties pursuant to the Loan Documents;

           (b) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

           (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (d) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation except ERISA;

          (e) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of TLGI, LGII or any other Subsidiary;

          (f) Liens existing as of the close of business on December 31, 1995, and described in SCHEDULE 1 hereto or (ii) created or incurred on or after January 1, 1996, but only to the extent expressly described on
     SCHEDULE 1 hereto;

          (g) Liens created or incurred after December 31, 1995, given to secure Indebtedness incurred or assumed by TLGI or any Subsidiary of TLGI in connection with the acquisition or construction of property or assets useful and intended to be used in carrying on the business of TLGI or such Subsidiary, including Liens existing on such property or assets at the time of acquisition or construction thereof or at the time of acquisition by TLGI or such Subsidiary of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirements that (i) the Lien shall attach solely to the fixed assets acquired or purchased by TLGI or such Subsidiary, (ii) the Lien shall have been created or incurred within 180 days after the date of acquisition or completion of construction of such property or assets, and
     (iii) all such Indebtedness shall have been incurred or assumed within the limitations provided in Section 5.26, and provided that Liens shall be permitted under this Section 5.09(g) only to the extent that the aggregate amount of Indebtedness of TLGI and its Subsidiaries outstanding at any time which is secured by Liens described in either Section 5.09(f) or this
     Section 5.09(g) shall not exceed 7.5% of Consolidated Net Worth at such time;

          (h) Liens on Receivables and Receivables Related Assets arising in connection with any Permitted Receivables Securitization;

          (i) Liens granted to TLGI, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner by any Subsidiary (other than LGII);

          (j) in addition to Liens permitted by the preceding clause (g), Liens given to secure Indebtedness of TLGI, LGII or any Subsidiary of TLGI, PROVIDED that the aggregate amount of Indebtedness outstanding at any time which is secured thereby shall not exceed $5,000,000; and

          (k) any extension, renewal or replacement of any Lien permitted by the preceding clauses (f) and (g) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; PROVIDED that (i) such Lien shall attach solely to the same property or assets and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding.

     SECTION 5.10. MAINTENANCE OF EXISTENCE. Each of LGII and TLGI shall, and shall cause each of their respective Subsidiaries to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained (provided, that Subsidiaries of TLGI (other than LGII or Loewen Management) may be dissolved from time to time so long as their assets shall be distributed to other Subsidiaries of TLGI).

     SECTION 5.11. DISSOLUTION. Neither LGII, TLGI nor any of their respective Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part (provided, that Subsidiaries of TLGI (other than LGII or Loewen Management) may be dissolved from time to time so long as their assets shall be distributed to other Subsidiaries of TLGI) or redeem or retire any shares of its own stock or that of any of its Subsidiaries, except through corporate reorganization to the extent permitted by Section 5.12.

     SECTION 5.12. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) TLGI and LGII will not, nor will either permit any Subsidiary of it to, merge, amalgamate or consolidate with or into any other Person, except that (i) a Subsidiary (other than LGII) may merge with TLGI, LGII, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner, subject to the further condition that if TLGI or LGII is a party to any such permitted merger, TLGI or LGII, as applicable, shall be the surviving corporation and (ii) a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner incorporated under the laws of Canada or any Province thereof may amalgamate with another Regional Partner or Wholly-Owned Subsidiary of TLGI or a Regional Partner incorporated under the laws of Canada or any Province thereof, it being understood that neither TLGI nor LGII may so amalgamate.

          (b) TLGI and LGII will not, nor will either permit any Subsidiary of it to, lease, sell or otherwise dispose of its Property to any other Person except for (i) sales of inventory in the ordinary course of business, (ii) leases, sales or other dispositions of its property to a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner (provided that if any such property is subject to the Collateral Trust Agreement, then such lease, sale or other disposition shall be permissible hereunder only to the extent that the lessee or transferee thereof shall have executed documentation satisfactory to the Agent maintaining the security interest in the property in favor of the Collateral Agent for the benefit of the Banks and the other Secured Parties), (iii) other sales or other dispositions of its property subject to the requirement that the net proceeds of each such sale or other disposition of property are reinvested, within 180 days following consummation of such sale or other disposition, in the business of TLGI, LGII and the Subsidiaries of either as conducted in accordance with the requirements of Section 5.10, and that immediately before and after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing, (iv) Permitted

Receivables Securitizations, and (v) sales of cemetery properties (provided that such sales (w) are on commercially reasonable terms, (x) occur within 30 days of the acquisition by TLGI, LGII or a Subsidiary of such cemetery property, (y) give rise to an Investment of the type described in, and permitted by, Section 5.08(m), and (z) do not involve cemetery properties with an aggregate Fair Value in excess of $50,000,000 for all such cemetery properties sold in any calendar year).

     SECTION 5.13. USE OF PROCEEDS. The proceeds of the Loans will be used by the Borrower to finance approximately 95.0% of the purchase price of the LGII Debentures. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary thereof (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation,
(ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

     SECTION 5.14. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. Each of LGII and TLGI will, and will cause each of its respective Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. Each of LGII and TLGI will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of LGII, TLGI or any of their respective Subsidiaries, except liabilities being contested in good faith and against which, if requested by the Agent, LGII and/or TLGI, as applicable, will set up reserves in accordance with GAAP.

     SECTION 5.15. INSURANCE. Each of LGII and TLGI will maintain, and will cause each of its Subsidiaries to maintain (either in the name of LGII, TLGI or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 5.16. CHANGE IN FISCAL YEAR. Neither LGII nor TLGI will change its Fiscal Year without the consent of the Required Banks.

     SECTION 5.17. MAINTENANCE OF PROPERTY. Each of LGII and TLGI shall, and shall cause each of the Subsidiaries to, maintain all of its Properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

     SECTION 5.18. ENVIRONMENTAL NOTICES. Each of LGII and/or TLGI shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental

Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties of LGII, TLGI or any of their respective Subsidiaries or any adjacent property, which could reasonably be expected to have or cause a Material Adverse Effect, and all facts, events, or conditions that could lead to any of the foregoing.

     SECTION 5.19. ENVIRONMENTAL MATTERS. Each of LGII, TLGI and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from its Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in material compliance with all applicable Environmental Requirements.

     SECTION 5.20. ENVIRONMENTAL RELEASE. Each of LGII and TLGI agrees that upon the occurrence of an Environmental Release at or on any of the Properties of LGII, TLGI or any of their respective Subsidiaries it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     SECTION 5.21. MORE RESTRICTIVE AGREEMENTS; LIENS; MORE FAVORABLE PRICING. Notwithstanding the provisions of Section 5.09, none of LGII, TLGI or any of its Subsidiaries shall at any time after November 27, 1995, directly or indirectly, provide the benefit of any lien, guaranty or other arrangement intended as security (other than letters of credit issued under the Bank of Montreal Credit Agreement and any such lien, guaranty or other arrangement now outstanding or permitted pursuant to the terms of this Agreement) or any more restrictive financial or other covenant than that contained in this Agreement to any holder of any senior indebtedness of LGII, TLGI, or any such Subsidiary unless the Obligations hereunder shall have been equally and ratably secured thereby or the Banks hereunder shall have received the benefit of such more restrictive covenant, as the case may be. The Borrower and each of the Guarantors agrees that, if, after May 15, 1996, there is an increase in any of the contractual interest rates or any additional fees are payable under the Bank of Montreal Credit Agreement, then the interest rates under this Agreement shall increase proportionally and any such additional fees shall become payable under this Agreement, as applicable, in each case effective on the same date as such increase or additional fee becomes effective under the Bank of Montreal Credit Agreement, automatically, and without further amendment or action.

     SECTION 5.22. TRANSACTIONS WITH AFFILIATES. TLGI will not, nor will it permit LGII or any other Subsidiary of TLGI to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate of TLGI, LGII or any such other Subsidiary of TLGI except in the ordinary course of business and pursuant to the reasonable requirements of TLGI's, LGII's or such Subsidiary's business and upon fair and reasonable terms no less favorable to TLGI, LGII or such Subsidiary than TLGI, LGII or such Subsidiary would obtain in a comparable arms-length transaction; PROVIDED, HOWEVER that the foregoing terms of this
Section 5.22 shall not
apply to (i) transactions between or among TLGI, any Wholly-Owned Subsidiary of TLGI and any Regional Partner and (ii) transactions with an SPV which are related to a Permitted Receivables Securitization.

     SECTION 5.23. ACQUISITIONS. TLGI and LGII will not, nor will either permit any subsidiary of either to, make any Acquisition of any Person other than a Permitted Acquisition.

     SECTION 5.24. MAXIMUM CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED CAPITALIZATION. TLGI will not permit the ratio of Consolidated Indebtedness to Consolidated Capitalization at any time to exceed 0.60 to 1.00.

     SECTION 5.25. MAXIMUM CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA. TLGI will not permit the ratio of Consolidated Indebtedness for the most recently ended period of four consecutive fiscal quarters of TLGI to Adjusted EBITDA for such period of four consecutive fiscal quarters (x) to be greater than 5.50 to
1.00 at any time through and including December 31, 1996 or (y) to be greater than 5.00 to 1.00 at any time after December 31, 1996.

     SECTION 5.26 INDEBTEDNESS. TLGI and LGII will not, nor will either permit any Subsidiary of it to, create, incur or suffer or exist any Indebtedness, except:

          (a)       the Obligations;

          (b) the obligations outstanding from time to time under the Bank of Montreal Credit Agreement;

          (c) Indebtedness (i) existing as of the close of business on December 31, 1995, and described in SCHEDULE 1 hereto or (ii) incurred on or after January 1, 1996, but only to the extent expressly described on
     SCHEDULE 1 hereto;

          (d) Rentals other than Capitalized Lease Obligations and Synthetic Lease Obligations;

          (e) Indebtedness of TLGI, LGII or any Subsidiary of TLGI owing to TLGI, LGII or any Subsidiary of TLGI;

          (f) subject to the final paragraph of this Section 5.26 (measured at the time of initial investment by a purchaser or other investor in Receivables Program Assets, but not at the time of reinvestment of proceeds thereof in other Receivables Program Assets), Indebtedness of TLGI, LGII or any Subsidiary in connection with a Permitted Receivables Securitization;

          (g) subject to the final paragraph of this Section 5.26, additional Indebtedness of any Subsidiaries of TLGI (other than LGII), provided that such

     Indebtedness, when added to the aggregate outstanding Indebtedness of all such Subsidiaries which is described on SCHEDULE 1 hereto, does not at any time exceed 10.0% of Consolidated Net Worth at such time; and

          (h) subject to the final paragraph of this Section 5.26, additional Indebtedness issued or incurred by TLGI or LGII, provided that after giving effect thereto and the application of the proceeds thereof, Consolidated Indebtedness would not exceed 60% of Consolidated Capitalization.

          Notwithstanding the foregoing, but subject to the last two sentences of this paragraph, any Indebtedness otherwise permitted under any of the foregoing Sections 5.26(f), (g) and (h) shall not be permitted unless at the time of the incurrence of such Indebtedness, and after giving PRO FORMA effect thereto, the Consolidated Fixed Charges Coverage Ratio is at least equal to 2.25:1.00. (The acquisition by TLGI or any of its Subsidiaries of a new Subsidiary which is obligated in respect of any Indebtedness shall be deemed for purposes of this Section to be the incurrence of such Indebtedness by such new Subsidiary on the date it becomes a Subsidiary of TLGI.) During any period of time that (i) the ratings assigned to the senior unsecured long-term Indebtedness of TLGI by each of Standard & Poor's and Moody's (collectively, the "RATING AGENCIES") are no less than BBB- and Baa3, respectively (the "INVESTMENT GRADE RATINGS"), and (ii) no Default or Event of Default has occurred and is continuing, the restriction contained in the first sentence of this paragraph shall not be applicable. If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the restriction contained in the first sentence of this paragraph shall be applicable on a prospective basis until both of the Rating Agencies thereafter assign Investment Grade Ratings to the senior unsecured and unenhanced long-term Indebtedness of TLGI.

     SECTION 5.27. COVENANTS NOT TO COMPETE. TLGI and LGII will not, nor will either permit any Subsidiary of either to, create, incur or suffer to exist obligations to make payments in respect of covenants not to compete, determined in the aggregate for TLGI, LGII and the Subsidiaries of each, and payable during any one fiscal year, in excess of 5% of the gross revenues of TLGI, LGII and all such Subsidiaries for such fiscal year.

     SECTION 5.28. PLEDGE OF STOCK AND GRANT OF SECURITY INTEREST IN CERTAIN ASSETS. (a) TLGI and LGII will, and will cause each respective Pledgor Subsidiary of it to, pledge all outstanding shares of capital stock and other equity interests of any Subsidiary of TLGI or LGII (other than any SPV which engages in a Permitted Receivables Securitization) held by it or held by any Subsidiary (other than any SPV which engages in a Permitted Receivables Securitization) of it from time to time (including, in the case of TLGI, LGII), and LGII shall grant a security interest in all of its financial assets (including, without limitation, accounts receivable and bank accounts), in each case pursuant to the terms of the Collateral Trust Agreement. All such shares of capital stock and other equity interests shall be pledged, and all such security interests shall be granted, solely to secure the Obligations and any other Senior Obligations outstanding from time to time; PROVIDED, HOWEVER that such pledges of capital stock and other equity interests, and such grants of security interests, shall secure the Senior

Obligations (other than the Obligations and such other Senior Obligations as are designated on SCHEDULE 3 hereto) only to the extent that the Borrower shall have so elected and given notice thereof to the Collateral Agent and the Agent. Within 60 days of the date of closing for each Major Acquisition of a Person, TLGI and LGII shall deliver to the Agent an opinion of counsel addressed to the Agent and the Banks to the effect that all ownership interests in such Person acquired in such Major Acquisition have been duly and validly subjected to the lien granted to the Collateral Agent under the terms of the Collateral Trust Agreement and that all actions to perfect such lien have been duly and validly taken, such opinions to be satisfactory to the Agent in form and substance.

          (b) Neither TLGI nor LGII, nor any Subsidiary of either, will consent or agree to, or acquiesce in, any modification or amendment of the Collateral Trust Agreement, unless such modification or amendment shall have been previously consented to in writing by the Agent and the Required Banks.

          (c) Neither TLGI nor LGII, nor any Subsidiary of either, will consent or agree to, or acquiesce in, any release of any Collateral pledged to the Collateral Agent pursuant to the Collateral Trust Agreement, unless such release of Collateral shall have previously been consented to by the Agent and the Banks or is otherwise permitted under the Collateral Trust Agreement in connection with an Approved Sale.

SECTION 5.29. SUBSIDIARIES' STOCK. (a) TLGI and LGII will cause:

                    (i) each Canadian Subsidiary incorporated under the laws of British Columbia, the shares of which are Pledged Shares under the Collateral Trust Agreement, to ensure that its constating documents do not contain any restrictions on a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement;

                    (ii) the board of directors of each Canadian Subsidiary incorporated under the laws of Nova Scotia or Prince Edward Island, the shares of which are Pledged Shares under the Collateral Trust Agreement, to pass a resolution consenting to a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement; and

                    (iii) the directors and shareholders of each Canadian Subsidiary incorporated under the federal laws of Canada, or the laws of Quebec, Ontario, Manitoba, Saskatchewan or Alberta, the shares of which are Pledged Shares under the Collateral Trust Agreement, to execute and deliver a unanimous shareholders agreement to the Trustee providing for the consent of the shareholders to a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement.

          (b) Except as set out in clauses (i) and (ii) below, TLGI and LGII will, and will cause each U.S. Subsidiary the shares of which are Pledged Shares under the

Collateral Trust Agreement to, take any and all actions necessary to ensure that there are no restrictions on a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement, except with respect to any and all restrictions under Applicable Law. The foregoing sentence does not apply to:

                    (i) the interests of TLGI, LGII or any Pledgor Subsidiary in any limited partnership or limited liability company where the restriction is required to preserve the tax status of the entity; and

                    (ii)  the shares listed in Part I of SCHEDULE 4 hereto.

          (c) TLGI and LGII will pledge, or will cause the Subsidiary owning such shares or equity interest to pledge, to the Collateral Agent under the Collateral Trust Agreement, the shares of capital stock of (or other equity interest in) the Subsidiaries listed in Part II of SCHEDULE 4, promptly upon the release or termination of any existing prior pledge of or other existing restriction upon the transfer of such shares.

          (d) TLGI and LGII will use their best efforts to obtain a pledge to the Collateral Agent pursuant to the Collateral Trust Agreement, of any and all shares of capital stock of (or other equity interest in) the Subsidiaries listed in Part III of SCHEDULE 4, which shares are held by a Regional Partner or other secondary holding company, and shall further pledge to the Collateral Agent its shares in any such Regional Partner or other secondary holding company.

          (e) TLGI and LGII will pledge, or will cause the Subsidiary owning such shares or equity interest to pledge, to the Collateral Agent under the Collateral Trust Agreement, any and all shares of the capital stock of (or other equity interest in) any inactive Subsidiary, at such time as any of such inactive Subsidiaries shall have total assets in excess of $50,000 or all of such inactive Subsidiaries shall have total assets in excess of $1,000,000 in the aggregate.

          (f) TLGI and LGII will, and will cause their respective Subsidiaries to, on or before July 30, 1996, obtain any and all consents, deliver any and all documents and take any and all actions necessary to authorize or otherwise complete or perfect the pledge to the Collateral Agent under the Collateral Trust Agreement of the capital stock of (or other equity interest in) the Subsidiaries listed in Part IV of SCHEDULE 4.

          (g) TLGI and LGII will, and will cause their respective Subsidiaries to, on or before January 15, 1997, obtain any and all consents, deliver any and all documents and take any and all actions necessary to authorize or otherwise complete or perfect the pledge to the Collateral Agent under the Collateral Trust Agreement of the capital stock of (or other equity interest in) the Subsidiaries listed in Part V of SCHEDULE 4.

          (h) TLGI and LGII will, and will cause their respective Subsidiaries to, structure any and all future Acquisitions such that there shall be no restriction on the ability of TLGI, LGII or any such Subsidiary to pledge any capital stock or equity interests so acquired.

          Unless otherwise expressly provided herein, the actions described in this Section 5.29 must be completed with respect to any Subsidiary no later than 90 days after any of such Subsidiary's shares become Pledged Shares under the Collateral Trust Agreement.

          The terms "PLEDGED SHARES", "TRUSTEE" and "APPLICABLE LAW", as used in this Section 5.29 have the meanings specified in the Collateral Trust Agreement.

     SECTION 5.30. SUBSIDIARIES. TLGI and LGII will not permit any of their respective Subsidiaries (other than LGII in the case of TLGI's Subsidiaries) at any time to (i) issue any preferred stock of any type or nature (provided that such limitation shall not apply to any Subsidiary which has no operations and exists solely as a special purpose finance entity, and provided further that such limitation shall not prohibit the issuance of preferred stock to TLGI or any Wholly-Owned Subsidiary of TLGI), or (ii) except in the case of an SPV which engages in a Permitted Receivables Securitization, agree by contract or otherwise to any restriction on the right and ability of such Subsidiary to declare and pay dividends and make other distributions to its shareholders (other than the restrictions set forth in this Agreement and the other Loan Documents). TLGI and LGII will not permit any Indebtedness owed by them to any Subsidiaries to be secured pursuant to the Collateral Trust Agreement unless (a) the Subsidiary to which such Indebtedness is owed is a Finance Subsidiary which is a Wholly-Owned Subsidiary, (b) the security interest in such Indebtedness is subordinated in accordance with the terms and conditions of the Collateral Trust Agreement, (c) all shares of capital stock or other equity interests of such Subsidiary are pledged under the terms of the Collateral Trust Agreement, (d) such Subsidiary has no obligations other than Indebtedness owed to TLGI or LGII or an Affiliate of TLGI, and other than obligations to purchase accounts receivable or other financial assets of an Affiliate of TLGI, (e) such Subsidiary has no material assets other than Indebtedness owed to it by TLGI or LGII or an Affiliate of TLGI, and other than the accounts receivable and other financial assets described in the foregoing clause (d), and (f) such Subsidiary has no activities or operations other than the issuance of its capital stock or other equity interests and the purchase and administration of the accounts receivable and other financial assets described in the foregoing clause (d), and other than the holding by it of Indebtedness, accounts receivable and other financial assets described in the foregoing clause (e).

     SECTION 5.31. PREPAYMENTS. TLGI and LGII will not, nor will either permit any Subsidiary of it to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of TLGI or LGII or any such Subsidiary, other than (a) Indebtedness arising hereunder or under other credit facilities or Permitted Receivables Securitizations of a revolving nature, (b) Indebtedness between or among TLGI, LGII or any Subsidiary and (c) other Indebtedness so long as such Indebtedness either (i) (A) was incurred in connection with an Acquisition and
(B) is prepaid within 180 days of the closing of such Acquisition or (ii) (A) is prepaid in full and (B) does not exceed $10,000,000 (such limitation to apply to each individual prepayment pursuant to this clause (ii) and not in the aggregate).

     SECTION 5.32. ADDITIONAL NEGATIVE PLEDGE. TLGI and LGII will not, nor will either permit any Subsidiary of it (other than an SPV in connection with a Permitted Receivables Securitization) to, enter into any agreement or other arrangement under the terms of which TLGI, LGII or any Subsidiary of TLGI or LGII (other than any such SPV) would be restricted from (i) performing its respective obligations under the Collateral Trust Agreement or any other Loan Document to which it is a party or (ii) providing a guaranty to the Agent, the Collateral Agent or the Banks.

                                      ARTICLE VI

                                       DEFAULTS

      SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 3 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 3 Domestic Business Days after such fee or other amount becomes due; or

            (b) either the Borrower or TLGI shall fail to observe or perform any covenant contained in Sections 5.01, 5.02(ii), 5.03 to 5.14, inclusive, or Sections 5.21 to 5.32, inclusive; or

            (c) either the Borrower or TLGI shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) the Borrower or TLGI otherwise becomes aware of any such failure; or

            (d) any representation, warranty, certification or statement made by the Borrower, TLGI or any other Guarantor in Article IV of this Agreement or in any of the Loan Documents shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

            (e) TLGI, LGII or any of their respective Subsidiaries shall fail to make any payment in respect of Indebtedness outstanding in an aggregate amount equal to or exceeding $5,000,000 (other than the Notes) when due or within any applicable grace period; or

            (f) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness outstanding in an aggregate amount equal to or exceeding $5,000,000 of TLGI, LGII or any of their respective Subsidiaries (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to LGII or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to TLGI, LGII or any of their respective Subsidiaries) or any "Default" or "Unmatured Default" occurs under (and as defined in) the Bank of Montreal Credit Agreement; or

            (g) TLGI or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction including, without limitation, any application under The Bankruptcy and Insolvency Act (Canada) or The Companies' Creditors Arrangement Act (Canada), the filing of a proposal or notice under The Bankruptcy and Insolvency Act (Canada) or any organization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or fail to promptly file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
      Section 6.01(g) or (vi) fail to contest in good faith any appointment or proceeding described in Section 6.01(h); or

            (h) without the application, approval or consent of TLGI or any of its Subsidiaries, a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed (either privately or by a court) for TLGI or any of its Subsidiaries or any Substantial Portion of its or their Property, or a proceeding described in Section 6.01(g)(iv) shall be instituted against TLGI or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days; or

            (i) one or more of the following events shall have occurred and created a potential liability for TLGI, LGII or any member of the Controlled Group, whether singularly or in the aggregate, in excess of $5,000,000: either TLGI or LGII or any member of their respective Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by TLGI or LGII or any member of their respective Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or TLGI or LGII or any other member of their respective Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by TLGI, LGII or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

            (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against TLGI, LGII or any of their respective Subsidiaries and such judgment or order shall continue unsatisfied or unstayed for a period of 30 days; or

            (k) a federal tax lien shall be filed against TLGI, LGII or any of their respective Subsidiaries under Section 6323 of the Code or a lien of the PBGC shall be filed against TLGI, LGII or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

            (l) (i) any Person (other than Mr. and Mrs. Raymond L. Loewen, their lineal descendants, and any trusts established for any of them) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of TLGI; or (ii) as of any date a majority of the Board of Directors of TLGI consists of individuals who were not either (A) directors of TLGI as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of TLGI of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of TLGI of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

            (m) LGII shall cease to be a Wholly-Owned Subsidiary of TLGI; or

            (n) the occurrence of any event, act, occurrence, or condition which the Required Banks determine either does or has a reasonable probability of causing a Material Adverse Effect; or

            (o) (i) any "Event of Default" shall occur under any of the other Loan Documents, (ii) any of the other Loan Documents (including, without limitation, any of the Guaranties) shall cease to be enforceable, (iii) the Borrower or any Guarantor shall assert that either this Agreement or any of the other Loan Documents (including, without limitation, any of the Guaranties) is unenforceable, or (iv) any Guarantor shall fail to perform any of its respective obligations under any Loan Document to which it is a party; or

             (p) The breach by TLGI, LGII or any of their respective Subsidiaries in the performance of any of its obligations under (a) the final settlement agreement entered into by TLGI, LGII and certain of their Affiliates in connection with the settlement of the judgment entered by the Circuit Court of the First Judicial District of Hinds County, Mississippi in the case of O'KEEFE, ET AL. V. THE LOEWEN GROUP, INC. ET AL., Civil Action 91-67-423 or (b) any instruments or agreements related to such final settlement agreement; or

             (q) Any Guaranty shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect; or

             (r) The Collateral Trust Agreement shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Collateral Trust Agreement, or any pledgor thereunder shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of the Collateral Trust Agreement, or any pledgor thereunder shall deny that it has any further liability under the Collateral Trust Agreement, or shall give notice to such effect, or any portion of the shares of stock pledged, or security interests granted, pursuant to the Collateral Trust Agreement shall cease to be validly perfected in favor of the Agent and the Banks, or (except as otherwise provided in the Collateral Trust Agreement and except to the extent such pledged shares represent Minority Interests) such pledged shares shall fail to represent 100% of the outstanding shares of stock of the Subsidiaries whose shares of stock are subject to the Collateral Trust Agreement; or

             (s) A Material Judgment Event shall have occurred and 90 days shall have passed without one or more judgments, awards or other orders giving rise to such Material Judgment Event having been vacated such that on such 90th day the aggregate amount of all judgments, awards and orders entered against any of TLGI, LGII or any of their respective Subsidiaries which shall have been outstanding for at least 90 days without having been finally satisfied in full or vacated shall be in excess of $100,000,000.

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; PROVIDED that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the

Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

      SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                ARTICLE VII

                                 THE AGENT

       SECTION 7.01. APPOINTMENT; POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or TLGI to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions reasonably satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and neither the Borrower nor TLGI shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or TLGI. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

       SECTION 7.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

       SECTION 7.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action (other than (x) accelerating the obligations evidenced by the Notes, (y) terminating the Commitments or (z) instituting foreclosure proceedings against the Collateral), or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

       SECTION 7.04. RIGHTS OF AGENT AS A BANK. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

       SECTION 7.05. INDEMNIFICATION. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; PROVIDED, HOWEVER that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      SECTION 7.06. CONSEQUENTIAL DAMAGES. NEITHER THE AGENT NOR ANY BANK SHALL BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER, TLGI, LGII OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      SECTION 7.07. PAYEE OF NOTE TREATED AS OWNER. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

      SECTION 7.08. NONRELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, TLGI and the other Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or TLGI of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

      SECTION 7.09. FAILURE TO ACT. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expertise which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

      SECTION 7.10. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                 ARTICLE VIII

                    CHANGE IN CIRCUMSTANCES; COMPENSATION

       SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period:

            (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

            (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as reasonably determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. After the Agent has provided notice to the Borrower in connection with this Section 8.01, unless the Borrower notifies the Agent on or before the date of any such relevant Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

       SECTION 8.02. ILLEGALITY. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall reasonably determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

      SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

             (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Loans, Notes, or its obligation to make Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Bank, or any other tax having the same practical effect as a tax on the overall net income of such Bank, or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located or engaged in business); or

             (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation. any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

             (iii) shall impose on any Bank (or its Lending Office) or on the United States market or the London interbank market any other condition affecting its Loans, Notes, or its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably determined by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

             (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount reasonably determined by such Bank or such controlling Person to be material, then from time to time, within 15 days after demand by such Bank or such controlling Person, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

             (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall constitute rebuttable presumptive evidence of the amounts to be paid in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

             (d) The provisions of this Section 8.03(i) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

      SECTION 8.04. BASE RATE LOANS SUBSTITUTED FOR EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

             (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

             (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

      SECTION 8.05. COMPENSATION. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

             (a) any payment or prepayment (pursuant to Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

             (b) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02; such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

      SECTION 8.06. REPLACEMENT OF BANKS. So long as no Default shall be in existence or reasonably may be foreseen by the Borrower (which conditions shall be evidenced by a certificate of the Borrower to such effect delivered to the Agent), if the Agent or any Bank shall have delivered a notice to the Borrower either (x) pursuant to Section 8.01, to the effect that it cannot fund or maintain Euro-Dollar Loans or (y) pursuant to Section 8.03, seeking any amount of compensation which shall reasonably be deemed by the Borrower to be a material amount, the Borrower shall have the right, subject to the terms and conditions set forth in Section 9.08(c), to replace any Bank (a "REMOVED BANK") hereunder, upon 30 days' prior written notice to the Agent and the Removed Bank, by designating an assignee for such Bank (a "REPLACEMENT BANK") to purchase the Removed Bank's share of outstanding Loans and to assume the Removed Bank's obligations to the Borrower under this Agreement; PROVIDED, THAT, any Replacement Bank must be reasonably acceptable to the Agent (and, in any event, may not be an Affiliate of the Borrower). Subject to the foregoing, any such Removed Bank hereby agrees to assign (in the form of an Assignment and Acceptance) without recourse to the Replacement Bank its share of outstanding Loans, and to delegate to the Replacement Bank its obligations to the Borrower under this Agreement and its future obligations to the Agent under this Agreement. Upon such sale and delegation by the Removed Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of
Section 9.08(c), the Removed Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; PROVIDED, HOWEVER, that any Removed Bank shall continue to be entitled to the indemnification provisions contained elsewhere herein.

                                      ARTICLE IX

                                    MISCELLANEOUS

       SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under Article II or Article VIII shall not be effective until received.

       SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       SECTION 9.03. EXPENSES; DOCUMENTARY TAXES. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

       SECTION 9.04. INDEMNIFICATION. The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

      SECTION 9.05. SETOFF; SHARING OF SETOFFS. (a) The Borrower agrees that the Agent and each Bank shall have a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any such Bank, whether now existing or hereafter established, hereby authorizing the Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

             (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; PROVIDED that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      SECTION 9.06. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, TLGI and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) prior to the appointment of Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, release or substitute all or any substantial part of the Collateral held under the Collateral Trust Agreement as security for the Loans other than in connection with an Approved Sale, (viii) release or substitute all or any substantial portion of any other Collateral held as security for the Loans, or (ix) release any guaranty given to support payment of the Loans. Notwithstanding anything to the contrary contained herein, the Agent shall release the Collateral at such times and to the extent required by the Security Agreement.

             (b) Following the appointment of any Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, the Banks and the Agent agree that any instructions or directions to be given by the Banks to the Enforcement Representatives appointed by the Banks shall be valid if given by action of the Required Banks and any action to be taken by them with respect to enforcement or other remedies shall be taken solely in accordance with the terms of the Collateral Trust Agreement. The Banks and the Agent further agree (unless otherwise approved by all of the Banks) that any vote to be taken by the Banks under the terms of the Collateral Trust Agreement (whether involving the release of collateral pledged thereunder, enforcement actions, amendments, waivers or otherwise) shall be taken solely by the Agent casting votes on behalf of each Bank, such votes to be cast identically by the Agent on behalf of each Bank and to be based upon the actions (if any) of the Banks taken pursuant to, and in accordance with, the terms of this Agreement.

             (c) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

      SECTION 9.07. NO MARGIN STOCK COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 9.08. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Borrower nor TLGI may assign or otherwise transfer any of its respective rights or obligations under this Agreement.

             (b) Any Bank may at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans (other than as contemplated by the Security Agreement), or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

             (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, unless a Default shall be in existence, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment and Loans subject to such assignment shall be equal to $5,000,000 (or any larger multiple of $1,000,000), and (iii) unless a Default shall be in existence, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an affiliate of a Bank) without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent,
(C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $5,000 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

             (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

             (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

             (f) If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than The United States of America or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.10.

             (g) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any

Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

      SECTION 9.09. CONFIDENTIALITY. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower or TLGI to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED, HOWEVER that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; PROVIDED, THAT, should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, any relevant Bank shall promptly notify the Borrower or TLGI, as applicable, of same so as to allow the Borrower or TLGI, as applicable, to seek a protective order or to take any other appropriate action; PROVIDED, FURTHER, THAT, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower or TLGI, as applicable, to effect any such action.

      SECTION 9.10. REPRESENTATION BY BANKS. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; PROVIDED, HOWEVER that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

      SECTION 9.11. OBLIGATIONS SEVERAL. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

      SECTION 9.12. GEORGIA LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

      SECTION 9.13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

      SECTION 9.14. INTEREST. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

      SECTION 9.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      SECTION 9.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. The Borrower, TLGI (a) and each of the Banks and the Agent irrevocably waives any and all right to trial by jury in any legal proceeding (including, without limitation, any counterclaim) arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in
Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower or TLGI personally, and against any assets of the Borrower or TLGI, within any other state or jurisdiction.

      SECTION 9.17. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 9.18. CANADIAN INTEREST PROVISIONS. (a) Notwithstanding any other provision of this Agreement, if and to the extent that the laws of Canada are applicable to interest payable under this Agreement, no interest on the Loans will be payable in excess of that permitted by the laws of Canada. If the effective annual rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed 60% (or such other rate as the Parliament of Canada may determine from time to time as the criminal rate) on the credit advanced, then:

            (i) the amount of any charges for the use of money, expenses, fees, bonuses, commissions or other charges payable in connection therewith will be reduced to the extent necessary to eliminate such excess;

            (ii) any remaining excess that has been paid will be credited towards repayment of the principal amount; and

            (iii) any overpayment that may remain after such crediting will be returned forthwith on demand.

In this subparagraph (a) the terms "interest", "criminal rate" and "credit advanced" have the meanings ascribed to them in s. 347 of the Criminal Code of Canada.

              (b) If and to the extent that the laws of Canada are applicable to interest payable under this Agreement, for the purpose of the Interest Act (Canada) the yearly rate of interest to which interest calculated on the basis of a 360 or 365 day year is equivalent, is the rate of interest determined as herein provided multiplied by the number of days in such year divided by 360 or 365, as the case may be.

       SECTION 9.19. COLLATERAL TRUST AGREEMENT. (a) Each Bank hereby irrevocably appoints the Agent as its Secured Party Representative under (and as defined in) the Collateral Trust Agreement to serve for so long as the Agent shall be the Agent hereunder.

              (b) Whenever the Banks shall be entitled to vote on the selection of one or more Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, the Agent shall cast on behalf of all of the Banks all of the votes to which the Banks are entitled for (x) such natural person as the Agent shall select (who may be, but need not be, an employee or officer of the Agent), and (y) such other natural persons, if any, as shall have been selected by a vote of the Required Banks; PROVIDED THAT by a vote of the Required Banks any such Enforcement Representative (including the Enforcement Representative selected by the Agent) may be replaced.

              (c) Any actions, including votes, to be taken by the Banks under the terms of the Collateral Trust Agreement (whether in respect of releases of collateral, enforcement actions, amendments, waivers or otherwise) shall in all respects be subject to the terms of this Agreement (including, without limitation, Section 9.06).

        SECTION 9.20. SPECIAL PROVISION RELATING TO THIS AMENDMENT AND RESTATEMENT. (a) This Amended and Restated Credit Agreement shall be effective upon receipt by the Agent of the following items which shall be in form and substance satisfactory to the Agent:

                    (i) counterparts of this Agreement duly executed by the Borrower and TLGI;

                    (ii) counterparts of the Confirmation of Guaranties duly executed by each of TLGI and LGII in favor of the Agent;

                    (iii) counterparts of the Collateral Trust Agreement, duly executed by each party thereto, together with duly executed counterparts of each document, certificate, instrument or opinion required to be delivered in connection therewith or with the delivery of collateral thereunder, which in the case of any opinions or certificates shall include the Agent and the Banks as additional addressees (or shall otherwise satisfactorily provide that the Agent and the Banks shall be entitled to rely on such certificates or opinions).

                    (iv) an opinion of counsel to the Borrower and the Guarantors as to the due execution and enforceability of this Agreement and the Confirmation of Guaranties;

                    (v) a certificate of the Borrower, TLGI and each other Guarantor as to the due authorization, execution and delivery of this Amended and Restated Agreement and the truth of the representation and warranties hereunder;

                    (vi) evidence that any and all guaranties and other contingent obligations of Loewen Financial and Neweol with respect to all Indebtedness of TLGI, LGII and each other Subsidiary arising under the Note Agreements, the Existing Credit Agreements and any other obligations of TLGI and LGII have been fully released and terminated;

                    (vii) payment of all amounts due to the Agent and/or the Banks pursuant to those certain letters of agreement dated May 14, 1996 from the Bank to the Borrower and TLGI;

                    (viii) evidence of the execution, delivery and
              effectiveness of the Bank of Montreal Credit Agreement; and

                    (ix) such other documents as the Agent or the Banks shall request.

              (b) This Amended and Restated Credit Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

              (c) References to the Original Agreement contained in any Loan Document shall be deemed to be a reference to such agreement as amended and restated hereby.

              (d) The following Schedules and Exhibits to the Original Agreement are being added or replaced by this Amendment and Restatement:

               Schedule 1
               Schedule 2
               Schedule 3
               Schedule 4
               Exhibit E
               Exhibit F

             (e) The following schedules to the Original Agreement are being deleted by this Amendment and Restatement:

               Schedule 4.08
               Schedule 4. 15
               Schedule 5.09(a)

             (f) The Borrower hereby acknowledges that the Notes and the Security Agreement are and shall remain in full force and effect, and hereby ratifies, confirms and approves the Notes and the Security Agreement and all of the terms and provisions thereof, and agrees that each of the Notes and the Security Agreement constitutes the valid and binding obligation of the Borrower, enforceable by the Agent and the Banks in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.



                                      LOEWEN MANAGEMENT INVESTMENT
                                      CORPORATION, IN ITS CAPACITY AS AGENT
                                      FOR LOEWEN GROUP INTERNATIONAL, INC.


                                      By: /s/ Peter S. Hyndman
                                          ------------------------------------
                                      Name:   Peter S. Hyndman
                                            ----------------------------------
                                      Title:  Assistant Secretary
                                            ----------------------------------

                                                                (CORPORATE SEAL)

                                      c/o Loewen Group International, Inc.
                                      4126 Norland Avenue
                                      Burnaby, British Columbia
                                      Canada V5G 3S8
                                      Attention: Vice President, Finance
                                      Telecopier number: (604) 473-7305


                                      THE LOEWEN GROUP INC.



                                      By: /s/ Peter S. Hyndman
                                          ------------------------------------
                                      Name:   Peter S. Hyndman
                                            ----------------------------------
                                      Title:  Vice-President, Law and
                                                Corporate Secretary
                                            ----------------------------------

                                                               (CORPORATE SEAL)


                                      The Loewen Group Inc.
                                      4126 Norland Avenue
                                      Burnaby, British Columbia
                                      Canada V5G 3S8
                                      Attention: Vice President, Finance
                                      Telecopier number: (604) 473-7305

COMMITMENT                            WACHOVIA BANK OF GEORGIA, N.A.,
                                      AS AGENT AND AS A BANK
$61,300,000.00


                                      By: /s/ John A. Whitner
                                          ------------------------------------
                                      Name:   John A. Whitner
                                            ----------------------------------
                                      Title:  Vice President
                                            ----------------------------------

                                                                          (SEAL)


                                      LENDING OFFICE

                                      Wachovia Bank of Georgia, N.A.
                                      191 Peachtree Street, N.E.
                                      Atlanta, Georgia 30303-1757
                                      Attention: U.S. Corporate Group
                                      Telecopier number: (404) 332-6898
                                      Confirmation number: (404) 332-6738

COMMITMENT                            ROYAL BANK OF CANADA



$25,000,000.00                        By: /s/ Karen T. Hull
                                          ------------------------------------
                                      Name:   KAREN T. HULL
                                            ----------------------------------
                                      Title:  MANAGER, CORPORATE BANKING
                                            ----------------------------------

                                                                          (SEAL)


                                       LENDING OFFICE

                                      Grand Cayman (North America No. 1) Branch
                                      c/o New York Branch
                                      Financial Square, 23rd Floor
                                      New York, New York 10005-3531
                                      Attention: Manager, Loans Administration
                                      Telephone number: (212) 428-6311
                                      Facsimile number: (212) 428-2372

                                             with a copy to:

                                      One North Franklin Street
                                      Suite 700
                                      Chicago, Illinois 60606
                                      Attention: Karen T. Hull
                                      Telephone number: (312) 551-1617
                                      Facsimile number: (312) 551-0805

COMMITMENT                            THE FIRST NATIONAL BANK OF
                                      CHICAGO


$15,000,000.00                        By: /s/ Catherine V. Frank
                                          ------------------------------------
                                      Name:   Catherine V. Frank
                                            ----------------------------------
                                      Title:  AVP
                                            ----------------------------------

                                                                          (SEAL)


                                      LENDING OFFICE

                                      The First National Bank of Chicago
                                      Suite 0324 Chicago, Illinois 60670
                                      Attention: Ms. Martha McGuire
                                      Telecopier number: (312) 732-2991
                                      Confirmation number: (312) 732-7093

COMMITMENT                            BANK OF MONTREAL, CHICAGO BRANCH


$10,000,000.00                        By:  /s/ Michael D. Pincus
                                          ------------------------------------
                                      Name:   MICHAEL D. PINCUS
                                            ----------------------------------
                                      Title:  MANAGING DIRECTOR
                                            ----------------------------------

                                                                          (SEAL)


                                      LENDING OFFICE

                                      Bank of Montreal, Chicago Branch
                                      115 S. LaSalle Street, 11W
                                      Chicago, Illinois 60603
                                      Attention: Ms. Mary V. Roney
                                      Telecopier number: (312) 750-6057
                                      Confirmation number: (312) 750-3888

COMMITMENT                            STAR BANK, N.A.

$10,000,000.00                        By:   /s/ R. Neltner
                                          ------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:  VP
                                            ----------------------------------

                                                                         (SEAL)

                                      LENDING OFFICE

                                      Star Bank, N.A.
                                      425 Walnut Street
                                      Cincinnati, Ohio  45202
                                      Attention: Mr. Richard W. Neltner
                                      Telecopier number: (513) 632-2068
                                      Confirmation number: (513) 632-4073


TOTAL COMMITMENTS:

$121,300,000.00